CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
2.375% Guaranteed Notes due 2025	$1,500,000,000	$194,700
Guarantees of 2.375% Guaranteed Notes due 2025	—	— (2)
2.750% Guaranteed Notes due 2030	$1,000,000,000	$129,800
Guarantees of 2.750% Guaranteed Notes due 2030	—	— (2)
3.250% Guaranteed Notes due 2050	$1,250,000,000	$162,250
Guarantees of 3.250% Guaranteed Notes due 2050	—	— (2)
Total	$3,750,000,000	$486,750

(1)	The registration fee of $486,750 is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended. The full amount of the fee is being paid at this time.
(2)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees.

Filed pursuant to Rule 424(b)(2)
Registration Nos. 333-222005
333-222005-01

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 12, 2017)

$3,750,000,000

Shell International Finance B.V.

$1,500,000,000 2.375% Guaranteed Notes due 2025

$1,000,000,000 2.750% Guaranteed Notes due 2030

$1,250,000,000 3.250% Guaranteed Notes due 2050

Guaranteed as to the Payment of Principal and Interest by

Royal Dutch Shell plc

Shell International Finance B.V. will pay interest on the 2.375% Guaranteed Notes due 2025 (the “2025 notes”) on April 6 and October 6 of each year, beginning on October 6, 2020, the 2.750% Guaranteed Notes due 2030 (the “2030 notes”) on April 6 and October 6 of each year, beginning on October 6, 2020, and the 3.250% Guaranteed Notes due 2050 (the “2050 notes” and, together with the 2025 notes and the 2030 notes, the “notes”) on April 6 and October 6 of each year, beginning on October 6, 2020. Shell International Finance B.V. may redeem some or all of the notes at any time and from time to time at the redemption prices described in this prospectus supplement. The notes will otherwise not be redeemable prior to maturity except upon the occurrence of certain tax events described in this prospectus supplement. The 2025 notes will mature on April 6, 2025, the 2030 notes will mature on April 6, 2030, and the 2050 notes will mature on April 6, 2050.

Payments of the principal and interest on the notes will be fully and unconditionally guaranteed by Royal Dutch Shell plc (“Royal Dutch Shell”).

Application will be made for listing of the notes on the New York Stock Exchange.

See the “Risk Factors” identified on page S-8 of this prospectus supplement, on pages 4-7 of the attached prospectus and on pages 11-15 of our Annual Report on Form 20-F for the Year Ended December 31, 2019 for a discussion of certain factors you should consider before investing in the notes.

	The 2025 notes		The 2030 notes		The 2050 notes
	Per note	Total	Per note	Total	Per note	Total
Public offering price (1)	99.780%	$1,496,700,000	99.939%	$999,390,000	97.783%	$1,222,287,500
Underwriting discount (2)	0.120%	$1,800,000	0.200%	$2,000,000	0.425%	$5,312,500
Proceeds before expenses, to us	99.660%	$1,494,900,000	99.739%	$997,390,000	97.358%	$1,216,975,000

(1)	Plus accrued interest from April 6, 2020 if settlement occurs after that date.
(2)	HSBC Securities (USA) Inc. and Banco Santander, S.A. did not purchase any amount of the notes and will not be receiving any portion of the underwriting discount.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

The notes are expected to be ready for delivery in book-entry form through the facilities of The Depository Trust Company and its participants, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), on or about April 6, 2020.

Joint Book-Running Managers

Barclays	BofA Securities	Morgan Stanley	Wells Fargo Securities

HSBC		Santander

The date of this prospectus supplement is April 1, 2020.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

You should rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement and the attached prospectus, as well as information in documents incorporated by reference, is accurate as of any date other than the date on the front of these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information we file with or furnish to them. This means:

•	incorporated documents are considered part of this prospectus supplement and the attached prospectus;

•	we can disclose important information to you by referring you to those documents; and

•

information that we file with or furnish to the SEC will automatically update and supersede this prospectus supplement and the attached prospectus (in the case of furnished information, to the extent we expressly state that we incorporate such furnished information by reference).

Furthermore, we incorporate by reference each of the following documents that we will file with or furnish to the SEC after the date of this prospectus supplement but before the end of the notes offering:

•	all of our subsequent annual reports on Form 20-F that are filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	any reports on Form 6-K furnished by us pursuant to the Exchange Act that expressly state that we incorporate them by reference; and

•	reports filed under Sections 13(a), 13(c) or 15(d) of the Exchange Act.

Without limiting the information incorporated by reference by the attached prospectus, we incorporate by reference Royal Dutch Shell’s annual report on Form 20-F for the fiscal year ended December 31, 2019 as filed with the SEC on March  12, 2020 (the “2019 Form 20-F”), Royal Dutch Shell’s Form 6-K/A, as furnished to the SEC on January 31, 2020, including the three and twelve month periods ended December  31, 2019 Unaudited Condensed Interim Financial Report, and Royal Dutch Shell’s Form 6-K, as furnished to the SEC on March 31, 2020.

You may request a copy of any documents referred to above, at no cost, by contacting us at the following address:

Royal Dutch Shell plc

Carel van Bylandtlaan 30

2596 HR The Hague

The Netherlands

Tel. No.: (011 31 70) 377 9111

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements (within the meaning of the US Private Securities Litigation Reform Act of 1995) concerning the financial condition, results of operations and businesses of Royal Dutch Shell. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements concerning the potential exposure of Royal Dutch Shell to market risks and statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. These forward-looking statements are identified by their use of terms and phrases such as “aim”, “ambition”, “anticipate”, “believe”, “could”, “estimate”, “expect”, “goals”, “intend”, “may”, “objectives”, “outlook”, “plan”, “probably”, “project”, “risks”, “schedule”, “seek”, “should”, “target”, “will” and similar terms and phrases. There are a number of factors that could affect the future operations of Royal Dutch Shell and could cause those results to differ materially from those expressed in the forward-looking statements included in this prospectus supplement, and the documents incorporated by reference herein and therein including (without limitation): (a) price fluctuations in crude oil and natural gas; (b) changes in demand for Shell’s products; (c) currency fluctuations; (d) drilling and production results; (e) reserves estimates; (f) loss of market share and industry competition; (g) environmental and physical risks; (h) risks associated with the identification of suitable potential acquisition properties and targets, and successful negotiation and completion of such transactions; (i) the risk of doing business in developing countries and countries subject to international sanctions; (j) legislative, fiscal and regulatory developments including regulatory measures addressing climate change; (k) economic and financial market conditions in various countries and regions; (l) political risks, including the risks of expropriation and renegotiation of the terms of contracts with governmental entities, delays or advancements in the approval of projects and delays in the reimbursement for shared costs; and (m) changes in trading conditions. No assurance is provided that future dividend payments will match or exceed previous dividend payments. All forward-looking statements contained in this prospectus supplement and the documents incorporated by reference herein and therein are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and in the documents incorporated by reference herein. Readers should not place undue reliance on forward-looking statements. Additional risk factors that may adversely affect future results are contained in Royal Dutch Shell’s 2019 Form 20-F (available at www.sec.gov). These risk factors also expressly qualify all forward-looking statements contained in this prospectus supplement and the documents incorporated by reference herein and therein and should be considered by the reader. Each forward-looking statement speaks only as of the date of this prospectus supplement. Neither Royal Dutch Shell plc nor any of its subsidiaries undertake any obligation to publicly update or revise any forward-looking statement as a result of new information, future events or other information. In light of these risks, results could differ materially from those stated, implied or inferred from the forward-looking statements contained in this prospectus supplement and the documents incorporated by reference herein and therein.

SUMMARY

This summary may not contain all of the information that is important to you. You should read carefully the entire prospectus supplement, the attached prospectus and the additional documents incorporated by reference herein for more information on Royal Dutch Shell, Shell International Finance B.V., with corporate seat in The Hague (“Shell Finance”), and recent transactions involving Royal Dutch Shell and Shell Finance. In this prospectus supplement, the terms “we”, “our” and “us” refer to Shell Finance and Royal Dutch Shell. Shell Finance is the issuer and Royal Dutch Shell is the guarantor in this offering. The “Shell Group” or “Shell” refers to Royal Dutch Shell and its consolidated subsidiaries, including Shell Finance.

Shell Activities

Royal Dutch Shell is an international energy company with expertise in the exploration, development, production, refining and marketing of oil and natural gas, as well as in the manufacturing and marketing of chemicals. Shell is one of the world’s largest independent energy companies in terms of market capitalisation, cash flow from operating activities, and production levels.

Shell explores for crude oil and natural gas worldwide, both in conventional fields and from sources such as tight rock, shale and coal formations. Shell works to develop new crude oil and natural gas supplies from major fields.

Shell also extracts bitumen from oil sands, which Shell converts into synthetic crude oil. Shell cools natural gas to provide liquefied natural gas (“LNG”) that can be safely shipped to markets around the world, and Shell converts gas to liquids (“GTL”). Shell transports and trades oil, gas and other energy-related products, such as electricity and carbon-emissions rights.

Shell’s portfolio of refineries and chemical plants enables Shell to capture value from the oil and gas production, turning them into a range of refined and petrochemical products, which are moved and marketed around the world for domestic, industrial and transport use. The products Shell sells include gasoline, diesel, heating oil, aviation fuel, marine fuel, LNG for transport, lubricants, bitumen and sulphur. Shell also produces and sells ethanol from sugar cane in Brazil, through its Raízen joint venture.

Shell invests in low-carbon energy solutions such as biofuels, hydrogen, wind and solar power, and in other commercial opportunities linked to the energy transition.

The integration of Shell’s businesses is one of its competitive advantages, allowing for optimizations across Shell’s global portfolio. Shell’s key strengths include the development and application of innovation and technology, the financial and project management skills that allow Shell to safely develop large and complex projects, the management of integrated value chains and the marketing of energy products. The distinctive Shell pecten, a trademark in use since the early part of the 20th century, and trademarks in which the word Shell appears, help raise the profile of Shell’s brand globally.

The Offering

Please refer to “Description of Notes” on page S-11 of this prospectus supplement and “Description of Debt Securities” on page 16 of the attached prospectus for more information about the notes.

Notes:	$1,500,000,000 aggregate principal amount of 2.375% Guaranteed Notes due 2025.

$1,000,000,000 aggregate principal amount of 2.750% Guaranteed Notes due 2030.

$1,250,000,000 aggregate principal amount of 3.250% Guaranteed Notes due 2050.

Guarantee:	The notes will be fully and unconditionally guaranteed by Royal Dutch Shell as to the payment of principal, premium (if any) and interest, including any additional amounts that may be payable.

Maturity:	We will repay the 2025 notes at 100% of their principal amount plus accrued interest on April 6, 2025, the 2030 notes at 100% of their principal amount plus accrued interest on April 6, 2030, and the 2050 notes at 100% of their principal amount plus accrued interest on April 6, 2050.

Interest payment dates:	Every April 6 and October 6, commencing on October 6, 2020.

Regular record dates:	Every March 22 and September 21.

Ranking:	The notes and the guarantees will constitute unsecured and unsubordinated indebtedness of Shell Finance and Royal Dutch Shell, respectively, and will rank equally with all other unsecured and unsubordinated indebtedness from time to time outstanding of Shell Finance and Royal Dutch Shell, respectively. Because Royal Dutch Shell is a holding company, the guarantee will effectively rank junior to any indebtedness of Royal Dutch Shell’s subsidiaries.

Optional redemption:

Prior to the applicable Par Call Date (as defined in “Description of Notes — Optional Redemption”), the notes will be redeemable in whole or in part, at the option of Shell Finance, at any time or from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes, as applicable, being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued and unpaid to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, in the case of the 2025 notes, 35 basis points, in the case of the 2030 notes, and 35 basis points, in the case of the 2050 notes, plus in each case accrued and unpaid interest thereon to the date of redemption. On or after the applicable Par Call

Date, the notes will be redeemable in whole or in part, at the option of Shell Finance, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus, in each case, accrued and unpaid interest thereon to the date of redemption.

Tax redemption:	In the event of tax law changes that require us to pay additional amounts as described under “Description of Debt Securities — Provisions Applicable to Each Indenture — Optional Tax Redemption” in the attached prospectus, we may call the notes for redemption, in whole but not in part, prior to maturity.

Substitution:	We may cause Royal Dutch Shell or any subsidiary of Royal Dutch Shell to assume the obligations of Shell Finance under the notes. Additionally, should any entity become the 100% owner of Royal Dutch Shell, such entity may assume the obligations of Royal Dutch Shell. U.S. tax implications of these provisions to holders are described under “Taxation — U.S. Taxation — U.S. Taxation of Debt Securities — Merger and Consolidation/Substitution of Issuer” of the attached prospectus.

Book-entry issuance, denominations, settlement and clearance:	We will issue the notes in fully registered form in minimum denominations of $1,000 and integral multiples of $1,000. Each series of notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”). You will hold beneficial interests in the notes through DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books. We will not issue certificated notes except in limited circumstances that we explain under “Legal Ownership — Global Securities — Special Situations When the Global Security Will Be Terminated” in the attached prospectus. For information on DTC’s book-entry system, see “Clearance and Settlement — The Clearing Systems — DTC” in the attached prospectus.

Separate series; further issues:	The terms of the 2025 notes, the 2030 notes and the 2050 notes will be identical, except as set forth in this prospectus supplement. The 2025 notes, the 2030 notes and the 2050 notes will each constitute a separate series of notes under the indenture relating to the notes. Each such series will be separate from any other series of debt securities that may be issued from time to time in the future under the indenture.

The issuance of each of the 2025 notes, the 2030 notes and the 2050 notes is not conditioned on the issuance of any other series of notes.

The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and we may, without the consent of the holders of the notes, issue additional debt securities, including additional notes, having the same ranking and same interest rate, maturity date, redemption terms and other terms as the notes described in this prospectus supplement (except for the price to public, issue date, and in some cases, the first interest payment date). If we reopen any series of notes and issue additional notes, such additional notes will constitute part of a single series of debt securities consisting of such additional notes along with the related series of notes offered hereby.

Listing:	Application will be made for listing of the notes on the New York Stock Exchange.

Use of proceeds:	We intend to use the net proceeds from the sale of the notes for general corporate purposes.

Trustee and Principal Paying Agent:	Deutsche Bank Trust Company Americas.

Closing and delivery:	We currently expect delivery of the notes to occur on April 6, 2020.

Risk factors:	You should carefully consider all of the information in this prospectus supplement and the attached prospectus, which includes information incorporated by reference from our 2019 Form 20-F. In particular, you should evaluate the specific factors identified under “Risk Factors” beginning on page S-8 of this prospectus supplement and page 4 of the attached prospectus, as well as the risk factors set out on pages 11-15 of our 2019 Form 20-F.

RISK FACTORS

Investing in the notes involves risk. You should consider carefully all of the information included, or incorporated by reference, in this prospectus supplement and the attached prospectus, including the “Risk Factors” identified on page 4 of the attached prospectus and on pages 11-15 of the 2019 Form 20-F before you decide to invest in the notes. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the notes could decline, in which case you may lose all or part of your investment.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth, in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, the audited consolidated combined capitalization and indebtedness of the Shell Group as of December 31, 2019, and as adjusted to give effect to the issuance of the notes. Other than the changes noted below to reflect the anticipated issuance of the notes, there has been no material change in the capitalization and indebtedness of the Shell Group since December 31, 2019.

Equity	December 31, 2019		Adjusted for Offering
	$ million		(unaudited) $ million
Total equity attributable to shareholders of Royal Dutch Shell plc	$186,476		$186,476
Current debt	$15,064		$15,064
Non-Current debt	$81,360		$85,110

Total debt	$96,424	(1)	$100,174

Total capitalization	$282,900		$286,650

(1)

Of the total carrying amount of debt at December 31, 2019, $65.7 billion was unsecured, $30.7 billion was secured and $56.3 billion was issued by Shell International Finance B.V., a 100%-owned subsidiary of Royal Dutch Shell plc with its debt guaranteed by Royal Dutch Shell plc (December 31, 2018: $53.1 billion).

USE OF PROCEEDS

We estimate that the net proceeds (after underwriting discounts and our estimated net offering expenses) from the sale of the notes will be approximately $3,708,553,300. We will use the net proceeds for general corporate purposes.

DESCRIPTION OF NOTES

This section describes the specific financial and legal terms of the notes and supplements the more general description under “Description of Debt Securities” in the attached prospectus. To the extent that the following description is inconsistent with the terms described under “Description of Debt Securities” in the attached prospectus, the following description replaces that in the attached prospectus.

General

The 2025 notes will be issued in an initial aggregate principal amount of $1,500,000,000 and will mature on April 6, 2025, the 2030 notes will be issued in an initial aggregate principal amount of $1,000,000,000 and will mature on April 6, 2030, and the 2050 notes will be issued in an initial aggregate principal amount of $1,250,000,000 and will mature on April 6, 2050. Book-entry interests in the notes will be issued in minimum denominations of $1,000 and in integral multiples of $1,000.

The notes will bear interest at the rates per annum shown on the cover page of this prospectus supplement, payable in arrears on April 6 and October 6 of each year to holders of record on the preceding March 22 and September 21, as the case may be, commencing on October 6, 2020 (or the first following Business Day (as defined below), if such day is not otherwise a Business Day, as if made on the date payment was due, and no interest will accrue on the amount payable for the period from and after the interest payment date). Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

“Business Day” means any week day on which banking or trust institutions in neither New York nor London are authorized generally or obligated by law, regulation or executive order to close.

Application will be made for listing of the notes on the New York Stock Exchange. No assurance can be made that such application will be approved or that a liquid trading market for the notes will develop. The notes and guarantees are governed by New York law.

The notes will be the unsecured and unsubordinated indebtedness of Shell Finance and will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding.

Royal Dutch Shell will fully and unconditionally guarantee on an unsubordinated basis the due and punctual payment of the principal of, premium (if any), and interest on the notes, including any additional amounts, when and as any such payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantee of the notes will be unsecured and unsubordinated indebtedness of Royal Dutch Shell and will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. Because Royal Dutch Shell is a holding company, the guarantee will effectively rank junior to any indebtedness of Royal Dutch Shell’s subsidiaries.

The 2025 notes, the 2030 notes and the 2050 notes will each constitute a separate series of notes under the indenture relating to the notes. Each such series will be separate from any other series of debt securities that may be issued from time to time in the future under the indenture relating to guaranteed debt securities issued by Shell Finance, dated as of June 27, 2006, among Shell Finance, Royal Dutch Shell and the trustee, Deutsche Bank Trust Company Americas. The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and we may, without the consent of the holders of the notes, issue additional debt securities, including additional notes, having the same ranking and same interest rate, maturity date, redemption terms and other terms as the notes described in this prospectus supplement (except for the price to public, issue date, and in some cases, the first interest payment date). If we reopen any series of notes and issue additional notes, such additional notes will constitute part of a single series of debt securities consisting of such additional notes along with the related series of notes offered hereby.

The trustee at its principal corporate trust office in the city of New York is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the notes in fully registered form. Each series of notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold a beneficial interest in the notes through DTC and its participants, including Clearstream, Luxemburg and Euroclear. See “Clearance and Settlement” in the attached prospectus for more information about these clearing systems.

Payment of Additional Amounts

The government of any jurisdiction where Royal Dutch Shell or Shell Finance is resident may require Royal Dutch Shell or Shell Finance to withhold amounts from payments on the principal or interest on the notes or any amounts to be paid under the guarantee, as the case may be, for taxes or any other governmental charges. If a withholding of this type is required, Royal Dutch Shell or Shell Finance, as the case may be, may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the note to which you are entitled. For more information on additional amounts and the situations in which Royal Dutch Shell or Shell Finance must pay additional amounts, see “Description of Debt Securities — Provisions Applicable to Each Indenture — Payment of Additional Amounts” in the attached prospectus.

Redemption

Optional Redemption

Prior to the applicable Par Call Date, the 2025 notes will be redeemable in whole or in part, at the option of Shell Finance at any time or from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2025 notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued and unpaid to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus accrued and unpaid interest thereon to the date of redemption. On or after the applicable Par Call Date, the 2025 notes will be redeemable in whole or in part, at the option of Shell Finance at any time or from time to time at a redemption price equal to 100% of the principal amount of the 2025 notes being redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Prior to the applicable Par Call Date, the 2030 notes will be redeemable in whole or in part, at the option of Shell Finance at any time or from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2030 notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued and unpaid to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus accrued and unpaid interest thereon to the date of redemption. On or after the applicable Par Call Date, the 2030 notes will be redeemable in whole or in part, at the option of Shell Finance at any time or from time to time at a redemption price equal to 100% of the principal amount of the 2030 notes being redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Prior to the applicable Par Call Date, the 2050 notes will be redeemable in whole or in part, at the option of Shell Finance at any time or from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2050 notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued and unpaid to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus accrued and unpaid interest thereon to the date of redemption. On or after the applicable Par Call Date, the 2050 notes will be redeemable in whole or in part, at the option of Shell Finance at any time or from time to time at a redemption price equal to 100% of the principal amount of the 2050 notes being redeemed, plus accrued and unpaid interest thereon to the date of redemption.

“Par Call Date” means as to the 2025 notes, March 6, 2025 (the date that is one month prior to the maturity date of the 2025 notes), as to the 2030 notes, January 6, 2030 (the date that is three months prior to the maturity date of the 2030 notes), and as to the 2050 notes, October 6, 2049 (the date that is six months prior to the maturity date of the 2050 notes).

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Bank as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Independent Investment Bank” means one of the Reference Treasury Dealers appointed by Shell Finance.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if Shell Finance obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by an Independent Investment Bank, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to Shell Finance by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

“Reference Treasury Dealer” means each of Barclays Capital Inc., BofA Securities, Inc., Morgan Stanley & Co. LLC, Wells Fargo Securities LLC or their affiliates which are primary U.S. Government securities dealers, and their respective successors, plus three other primary U.S. government securities dealers; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in the city of New York (a “Primary Treasury Dealer”), Shell Finance shall substitute therefor another Primary Treasury Dealer.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

Unless Shell Finance defaults in payment of the redemption price, and Royal Dutch Shell defaults in payment under its guarantee of the notes, on and after the applicable redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Tax Redemption

In the event of tax law changes after the date of this prospectus supplement that require us to pay additional amounts, as described in the attached prospectus under “Description of Debt Securities — Provisions Applicable to Each Indenture — Payment of Additional Amounts”, we may call all, but not less than all, the notes for redemption. This means we may repay them early. You have no right to require us to call the notes. We discuss our ability to redeem the notes in greater detail under “Description of Debt Securities — Provisions Applicable to Each Indenture — Optional Tax Redemption” in the attached prospectus.

If we call the notes, we must pay you 100% of their principal amount. We will also pay you accrued interest, and any additional amounts, if we have not otherwise paid you interest through the redemption date.

Notice of any redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

Substitution

We may cause Royal Dutch Shell or any subsidiary of Royal Dutch Shell to assume the obligations of Shell Finance under the notes as described under “Description of Debt Securities — Provisions Applicable to Each Indenture — Substitution of Shell Finance as Issuer” of the attached prospectus. Additionally, should any entity become the 100% owner of Royal Dutch Shell, such entity may assume the obligations of Royal Dutch Shell under the notes as described under “Description of Debt Securities — Provisions Applicable to Each Indenture — Consolidation, Merger and Sale of Assets” of the attached prospectus. U.S. tax implications of these provisions to holders are described under “Taxation — U.S. Taxation — U.S. Taxation of Debt Securities — Merger and Consolidation/Substitution of Issuer” of the attached prospectus.

Defeasance and Discharge

We may release ourselves from any payment or other obligations on the notes as described under “Description of Debt Securities — Provisions Applicable to Each Indenture — Defeasance” in the attached prospectus.

Trustee

The trustee for the holders of the notes will be Deutsche Bank Trust Company Americas. See “Description of Debt Securities — Provisions Applicable to Each Indenture — Trustee” and “— Events of Default” in the attached prospectus for a description of the trustee’s procedures and remedies available in the event of a default.

TAXATION

U.S. Taxation

The first section in the attached prospectus under “TAXATION — U.S. Taxation” should be replaced with the section below:

“This section describes the material U.S. federal income tax consequences of acquiring, owning and disposing of securities we may offer pursuant to this prospectus. It applies to you only if you acquire the offered securities in an offering or offerings contemplated by this prospectus and you hold the offered securities as capital assets for tax purposes. This section, to the extent it represents a discussion of U.S. federal income tax law, is the opinion of Cravath, Swaine & Moore LLP, U.S. counsel to the issuer.

This section applies to you only if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of an offered security and you are for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•	a corporation, or entity taxable as a corporation, that was created or organized under the laws of the U.S. or any of its political subdivisions;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (ii) the trust has made a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a financial institution;

•	in the case of warrants, ordinary shares or ADSs, a person that actually or constructively owns 10% or more of the voting stock of Royal Dutch Shell;

•

a person that holds offered securities as part of a straddle or a hedging or conversion transaction (including, in the case of debt securities, debt securities owned as a hedge, or that are hedged, against interest rate or currency risks), or as part of a constructive sale or other integrated financial transaction;

•	a person who is an investor in a pass through entity (such as a partnership);

•	a person who acquires shares through the exercise of options, or otherwise as compensation, or through a tax-qualified retirement plan;

•

a person required to recognize any item of gross income for U.S. federal income tax purposes with respect to an offered security no later than when such item is taken into account on an applicable financial statement;

•	a U.S. expatriate;

•	holders of options granted under any benefit plan;

•	a person liable for alternative minimum tax; or

•	a person whose functional currency is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the offered securities, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the offered securities, you should consult your tax advisor.

This summary does not address the alternative minimum tax, any non-income tax (such as estate or gift taxes) or any state, local or non-U.S. tax consequences of the acquisition, ownership or disposition of our securities.

We urge you to consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of acquiring, owning and disposing of offered securities in your particular circumstances.”

The section in the attached prospectus entitled “TAXATION — U.S. Taxation — U.S. Taxation of Debt Securities — Information Reporting and Backup Withholding” should be replaced with the section below:

“Under the tax rules concerning information reporting to the IRS

•

Assuming the debt securities are held through a broker or other securities intermediary, the intermediary must provide information to the IRS and to the U.S. holder on IRS Form 1099 concerning interest, OID and retirement proceeds on the debt securities, unless an exemption applies. As discussed above under “Premium and Discount”, if the debt securities have OID, the amount reported to such holder may have to be adjusted to reflect the amount that must be reported in such holder’s tax return.

•

Similarly, unless an exemption applies, the U.S. holder must provide the intermediary with such holder’s Taxpayer Identification Number for its use in reporting information to the IRS. If the U.S. holder is an individual, this is such holder’s social security number. The U.S. holder is also required to comply with other IRS requirements concerning information reporting.

•

If the U.S. holder is subject to these requirements but does not comply, the intermediary must withhold (at a rate of 24%) of all amounts payable on the debt securities (including principal payments). This is called “backup withholding”. If the intermediary withholds payments, the U.S. holder may credit the withheld amount against its federal income tax liability.

•

All individuals are subject to these requirements. Some holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements, but may have to establish their entitlement to an exemption.”

U.K. Taxation

The third paragraph in the section in the attached prospectus entitled “TAXATION — U.K. Taxation — U.K. Taxation of Ordinary Shares and ADSs — U.K. Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)” shall be replaced with the two paragraphs below:

“However, following litigation, HMRC has confirmed that it will no longer seek to apply 1.5% SDRT on an issue of shares into a clearance service or depository receipt arrangement on the basis that the charge is not compatible with E.U. law. As part of the Autumn 2017 Budget, the U.K. government announced on November 22, 2017 that it will not reintroduce the 1.5% SDRT charge on the issue of shares (and transfers integral to capital raising) into overseas clearance services and depositary receipt systems following the U.K.’s exit from the E.U. HMRC’s view is that the 1.5% SDRT or stamp duty charge will continue to apply to transfers of shares into a clearance service or depository receipt arrangement unless they are an integral part of an issue of share capital. This view is currently being challenged in further litigation. Accordingly, specific professional advice should be sought before effecting such a transaction.

On 11 July 2019, the U.K. government announced that it no longer intended to pursue the proposals to align the consideration rules of stamp duty and SDRT. However, the Finance Act 2019 introduced a market value rule which applies to certain transfers of listed securities between connected companies. On 11 July 2019, the U.K. government also published draft legislation which will extend the market value rule to certain transfers of unlisted securities between connected companies. Accordingly, specific professional advice should be sought before effecting such a transaction.”

EXPENSES

We estimate that the expenses in connection with the offering, other than the underwriting discount, will be as follows:

SEC Registration Fee	$486,750
Printing	$15,950
Legal Fees and Expenses	$154,000
Accounting Fees and Expenses	$44,000
Trustee’s Fees and Expenses	$11,000

Total	$711,700

EXPERTS

The consolidated financial statements of Royal Dutch Shell as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019, and the effectiveness of Royal Dutch Shell’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Royal Dutch Shell management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 (which is included in management’s report on internal control over financial reporting) are incorporated in this prospectus supplement by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Cravath, Swaine & Moore LLP, U.S. counsel for us and Shell Finance, will pass upon the validity of the notes and the guarantees as to certain matters of New York law. Slaughter and May, our English solicitors, will pass upon the validity of the guarantees of Royal Dutch Shell as to certain matters of English law. De Brauw Blackstone Westbroek London B.V., our Dutch Counsel, will pass upon the validity of the notes of Shell Finance as to certain matters of Dutch law. The underwriters are being advised by Morrison & Foerster LLP on certain legal matters.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement dated April 1, 2020 and incorporated in the terms agreement dated April 1, 2020, each of the underwriters, for whom Barclays Capital Inc., BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities LLC are acting as representatives, has severally agreed to purchase, and we have agreed to sell to each underwriter, the principal amount of notes set forth opposite the name of each underwriter.

Underwriter (1)	Principal Amount of the 2025 notes	Principal Amount of the 2030 notes	Principal Amount of the 2050 notes
Barclays Capital Inc.	$375,000,000	$250,000,000	$312,500,000
BofA Securities, Inc.	$375,000,000	$250,000,000	$312,500,000
Morgan Stanley & Co. LLC	$375,000,000	$250,000,000	$312,500,000
Wells Fargo Securities LLC	$375,000,000	$250,000,000	$312,500,000

Total	$1,500,000,000	$1,000,000,000	$1,250,000,000

(1)	HSBC Securities (USA) Inc. and Banco Santander, S.A. did not purchase any amount of the notes and will not be receiving any portion of the underwriting discount.

The underwriting agreement and the terms agreement provide that the obligations of the several underwriters are subject to certain conditions and that the underwriters will purchase all of the notes of the related series offered by this prospectus supplement if any of such notes are purchased.

The underwriters have advised us that they propose to offer the notes to the public at the respective public offering prices on the cover page of this prospectus supplement, and may offer the notes to dealers at that price less a concession not in excess of 0.072% of the principal amount of the 2025 notes, 0.120% of the principal amount of the 2030 notes, and 0.250% of the principal amount of the 2050 notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.048% of the principal amount of the 2025 notes, 0.080% of the principal amount of the 2030 notes, and 0.125% of the principal amount of the 2050 notes to the other dealers. After the initial public offering, the public offering prices and other selling terms may be changed. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Each series of notes is a new issue of securities with no established trading market. Although we intend to apply for listing of the notes on the New York Stock Exchange, there can be no assurance that an active trading market will develop on or off such exchange or that quotations for the notes will be readily available. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market making activities without any notice. We cannot assure the liquidity of the trading markets for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

In connection with the offering, the underwriters are permitted to engage in transactions to stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of the prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Certain of the underwriters and/or their affiliates are lenders under our revolving credit facilities and may receive a portion of the net proceeds of this offering if such proceeds are used to repay amounts outstanding under our revolving credit facilities, if any.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in various banking and financial services for and commercial transactions with us and our affiliates for which they have received, and will receive in the future, customary fees.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of Royal Dutch Shell and Shell Finance (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with Royal Dutch Shell and Shell Finance. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

We estimate that expenses, excluding underwriting discounts, will be approximately $711,700.

We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, various liabilities, including liabilities under the Securities Act of 1933, as amended.

It is expected that delivery of the notes will be made against payment therefor on the date specified on the cover page of this prospectus supplement, which will be the third business day following the pricing of the notes (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date of pricing of the notes sold in this offering should consult their own advisor.

Selling Restrictions

The notes are offered for sale only in those jurisdictions where it is lawful to make such offers.

Neither we nor any of the underwriters have authorized, nor do we or they authorize, the making of any offer of the notes other than to qualified investors as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”).

Prohibition of Sales to the European Economic Area (the “EEA”) and United Kingdom Retail Investors — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU, as amended or superseded, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation (as amended or superseded). Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.

Each underwriter and each dealer has represented and agreed, and each further underwriter and dealer appointed will be required to represent and agree, that (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to Royal Dutch Shell or Shell Finance; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

In addition, in the United Kingdom, this prospectus supplement is for distribution only to, and is only directed at, qualified investors (as defined in the Prospectus Regulation) who are (i) investment professionals, as defined in Article 19(5) of the FSMA 2000 (Financial Promotion) Order 2005, as amended, (the “Financial Promotion Order”), or (ii) high net worth entities, falling within Article 49(2)(a) to (d) of the Financial Promotion Order or (iii) other persons to whom it may lawfully be communicated (all such persons in (i), (ii) and (iii) above together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons.

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “FIEL”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

This prospectus supplement and the attached prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the attached prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FNMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended, or CISA, and accordingly the securities being offered pursuant to this prospectus supplement and attached prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the notes have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The notes may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended, or CISO, such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement, the attached prospectus, and any other materials relating to the notes are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and the attached prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement and the attached prospectus do not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement and the attached prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the

Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and attached prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

PROSPECTUS

ROYAL DUTCH SHELL PLC

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

WARRANTS

CLASS A ORDINARY SHARES

CLASS B ORDINARY SHARES

SHELL INTERNATIONAL FINANCE B.V.

with corporate seat in The Hague, the Netherlands

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

Fully and unconditionally guaranteed by

ROYAL DUTCH SHELL PLC

Royal Dutch Shell plc may use this prospectus to offer from time to time senior or subordinated debt securities, warrants or Class A ordinary shares or Class B ordinary shares, directly or in the form of American Depositary Receipts. Shell International Finance B.V. may use this prospectus to offer from time to time senior or subordinated debt securities fully and unconditionally guaranteed by Royal Dutch Shell plc. Royal Dutch Shell plc’s Class A ordinary shares and Class B ordinary shares are admitted to the Official List of the U.K. Listing Authority and to trading on the main market for listed securities of the London Stock Exchange under the symbols “RDSA” and “RDSB”, respectively, and listed on NYSE Euronext in Amsterdam (“Euronext Amsterdam”) under the symbols “RDSA” and “RDSB”, respectively. American Depositary Shares (“ADSs”) representing Royal Dutch Shell plc’s Class A ordinary shares and Class B ordinary shares are admitted for trading on the New York Stock Exchange under the symbols “RDS.A” and “RDS.B”, respectively.

This prospectus describes the general terms that may apply to the securities and the general manner in which they may be offered. The specific terms of any securities to be offered and the specific manner in which they will be offered will be set forth and described in a prospectus supplement to this prospectus. Such supplements may also add to, update, supplement or clarify information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement regarding the particular issue of securities carefully before you invest.

We may sell the securities offered by this prospectus through underwriters or dealers, directly to purchasers or through agents. The names of any underwriters, dealers or agents involved in the sale of the securities, together with any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. This prospectus may not be used to consummate sales of any securities unless it is accompanied by an applicable prospectus supplement.

All dealers that effect transactions in the securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 4 to read about certain risk factors you should consider before investing in the securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

Prospectus dated December 12, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed on December 12, 2017 with the Securities and Exchange Commission (the “SEC”), utilizing a shelf registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the offering and the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information”, prior to purchasing any of the securities offered by this prospectus. However, if there are any inconsistencies between the information contained herein and the information contained in an accompanying prospectus supplement, the information in the prospectus supplement shall prevail.

When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any “free writing prospectus” that we authorize to be delivered to you. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of those documents.

In this prospectus “Royal Dutch Shell” refers to Royal Dutch Shell plc and, where the context requires, its direct and indirect subsidiaries. “Shell Finance” refers to Shell International Finance B.V. “Royal Dutch” refers to N.V. Koninklijke Nederlandsche Petroleum Maatschappij (also known as Royal Dutch Petroleum Company). “Shell Transport” refers to The Shell Transport and Trading Company Limited (formerly The “Shell” Transport and Trading Company, p.l.c.). “BG” refers to BG Group plc. References to the “Shell Group” refer to Royal Dutch Shell and its subsidiaries collectively and references to “we”, “our” and “us” refer to Royal Dutch Shell or the Shell Group, as the context may require.

In this prospectus and any prospectus supplement, “U.S. dollars” or “$” refers to the lawful currency of the United States (“U.S.”), “pounds sterling,” “£” or “pence” refers to the lawful currency of the United Kingdom (“U.K.”), and “euro” or “€” refers to the currency established for participating member states of the European Union (“E.U.”) as of the beginning of stage three of the European Monetary Union on January 1, 1999.

In this prospectus “Intermediary” means each institution (intermediair), as defined in the Dutch Securities Giro Act (Wet giraal effectenverkeer), which holds Royal Dutch Shell ordinary shares on behalf of its clients, directly or indirectly, through Euroclear Nederland. References in this prospectus to Royal Dutch Shell ordinary shares or to Royal Dutch Shell shares shall, where the relevant shares are held by Euroclear Nederland in its capacity as central institute (centraal instituut) under the Dutch Securities Giro Act and the context so permits, include references to interests held in such shares by other persons in accordance with the Dutch Securities Giro Act.

In connection with any issue of securities through this prospectus, a stabilizing manager or any person acting for him/her may over-allot or effect transactions with a view to supporting the market price of such securities and any associated securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there will be no obligation on the stabilizing manager or any agent of his/her to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

ROYAL DUTCH SHELL PLC

Royal Dutch Shell is the single parent company of Shell Petroleum N.V. (the legal successor of Royal Dutch) and Shell Transport. From 1907 until 2005, Royal Dutch and Shell Transport were the public parent companies of a group of companies known collectively as the “Royal Dutch/Shell Group”. All operating activities were conducted through the subsidiaries of Royal Dutch and Shell Transport. On July 20, 2005, Royal Dutch Shell became the single parent company of Royal Dutch and Shell Transport (the “Unification”).

The companies of the Shell Group are engaged worldwide in all the principal aspects of the oil and natural gas industry.

You can find a more detailed description of the Shell Group’s business and recent transactions in the 2016 20-F and the Q3 Form 6-K (as such terms are defined below on page 9), which are incorporated by reference into this prospectus, as well as any subsequent filings incorporated by reference into this prospectus.

SHELL INTERNATIONAL FINANCE B.V.

Shell Finance was incorporated as a private company with limited liability under the laws of the Netherlands on March 5, 2004. Shell Finance was renamed to its current name on June 6, 2005 and became a 100% owned subsidiary of Royal Dutch Shell on July 20, 2005. Shell Finance is a financing vehicle for Royal Dutch Shell and its consolidated subsidiaries. Shell Finance has no independent operations, other than raising debt for use by the Shell Group, hedging such debt when appropriate and on-lending funds raised to companies in the Shell Group. Shell Finance will lend substantially all proceeds of its borrowings to companies in the Shell Group. Royal Dutch Shell will fully and unconditionally guarantee the debt securities issued by Shell Finance pursuant to this prospectus as to payment of principal, premium (if any), interest and any other amounts due.

RISK FACTORS

Investing in the securities offered using this prospectus involves risk. Accordingly, you should consider carefully all of the information included, or incorporated by reference, in this document and any risk factors included or incorporated by reference in the applicable prospectus supplement before you decide to buy securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities could decline, in which case you may lose all or part of your investment.

Risks Relating to Royal Dutch Shell’s Business

You should read “Risk Factors” on pages 12 to 15 in the 2016 20-F, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to Royal Dutch Shell’s business.

Risks Relating to Royal Dutch Shell’s Ordinary Shares

Our Class A ordinary shares and Class B ordinary shares and the Class A ADSs and Class B ADSs (as such terms are defined on page 41) may trade at different prices.

Each class of our ordinary shares and of the ADSs may trade at different prices based on, among other things, the fact that dividends to be received by holders of Class A ordinary shares or Class A ADSs will have a Dutch source, for Dutch and U.K. tax purposes, and dividends to be received by holders of Class B ordinary shares or Class B ADSs will have a U.K. source, for Dutch and U.K. tax purposes, to the extent paid through the dividend access mechanism (“Dividend Access Mechanism”) (as further described in “Description of Royal Dutch Shell Ordinary Shares — Dividend Access Mechanism for Class B ordinary shares”). Prices also may differ owing to differing levels of demand in different markets for reasons external to Royal Dutch Shell, such as index inclusion and relative index performance and the type of securities bought back by Royal Dutch Shell.

Certain provisions of Royal Dutch Shell’s Articles of Association (the “Articles”) may limit your ability to obtain monetary or other relief, or increase the cost of seeking and obtaining recoveries in a dispute.

The Articles provide that, subject to certain exceptions, all disputes (i) between a shareholder in such capacity and Royal Dutch Shell and/or its directors, arising out of or in connection with the Articles or otherwise; (ii) so far as permitted by law, between Royal Dutch Shell and any of its directors in their capacities as such or as its employees, including all claims made by Royal Dutch Shell or on its behalf against its directors; (iii) between a shareholder in such capacity and Royal Dutch Shell’s professional service providers (which could include its auditors, legal counsel, bankers and ADS depositaries); and (iv) between Royal Dutch Shell and its professional service providers arising in connection with any claim within the scope of (iii) above, shall be exclusively and finally resolved by arbitration in The Hague, the Netherlands under the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”), as amended from time to time. This would include all disputes arising under U.K., Dutch or U.S. law (including securities laws), or under any other law, between parties covered by the arbitration provision. Accordingly, the ability of shareholders to obtain monetary or other relief, including in respect of securities law claims, may be determined in accordance with these provisions, and the ability of shareholders to obtain monetary or other relief may therefore be limited and their cost of seeking and obtaining recoveries in a dispute may be higher than otherwise would be the case.

The tribunal shall consist of three arbitrators to be appointed in accordance with the ICC Rules. The chairman of the tribunal must have at least 20 years’ experience as a lawyer qualified to practice in a common law jurisdiction which is within the Commonwealth (as constituted on May 12, 2005) and each other arbitrator must have at least 20 years’ experience as a qualified lawyer.

Pursuant to the exclusive jurisdiction provision in the Articles, if a court or other competent authority in any jurisdiction determines that the arbitration requirement described above is invalid or unenforceable in relation to any particular dispute in that jurisdiction, then that dispute may only be brought in the courts of England and Wales, as is the case with any derivative claim brought under the U.K. Companies Act of 2006 (the “Companies Act 2006”). The governing law of the Articles is the substantive law of England and Wales.

Disputes relating to Royal Dutch Shell’s failure or alleged failure to pay all or part of a dividend which has been declared and which has fallen due for payment will not be subject to the arbitration and exclusive jurisdiction provisions of the Articles. Any derivative claim brought under the Companies Act 2006 will not be subject to the arbitration provisions of the Articles.

Pursuant to the relevant depositary agreement, as summarized under “Description of Royal Dutch Shell American Depositary Shares”, each holder of ADSs is bound by the arbitration and exclusive jurisdiction provisions of the Articles as described in that section as if that holder were a shareholder.

Risks Relating to the Debt Securities and Warrants

Because Royal Dutch Shell is a holding company and conducts its operations through subsidiaries, your right to receive payments on debt securities or guarantees issued by Royal Dutch Shell will be structurally subordinated to the liabilities of its subsidiaries.

Royal Dutch Shell is organized as a holding company, and substantially all of its operations are carried on through subsidiaries of Royal Dutch Shell. Royal Dutch Shell’s ability to meet its financial obligations is dependent upon the availability of cash flows from its domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances and other payments. Royal Dutch Shell’s subsidiaries will not be guarantors of the debt securities that may be offered under this prospectus. Claims of the creditors of Royal Dutch Shell’s subsidiaries will have priority as to the assets of such subsidiaries over the claims of Royal Dutch Shell. Consequently, in the event of insolvency of Royal Dutch Shell, the claims of holders of debt securities guaranteed or issued by Royal Dutch Shell would be structurally subordinated to the prior claims of the creditors of subsidiaries of Royal Dutch Shell.

Because the debt securities will be unsecured, your right to receive payments may be adversely affected.

The debt securities that we are offering will be unsecured. If Royal Dutch Shell or Shell Finance defaults on the debt securities or Royal Dutch Shell defaults on the guarantees, or in the event of bankruptcy, liquidation or reorganization, then, to the extent that Royal Dutch Shell or Shell Finance have granted security interests over their assets to secure other debts, the proceeds from the sale of the assets that secure these debts will be used to satisfy the obligations under that secured debt before Royal Dutch Shell or Shell Finance could use such proceeds to make payment on the debt securities or the guarantees, respectively. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would rank equally in right of payment with all unsecured indebtedness that is not subordinated to such secured debt, including the senior debt securities. In addition, Royal Dutch Shell or Shell Finance may have to satisfy obligations mandatorily preferred by law applying to companies generally before Royal Dutch Shell or Shell Finance could make payments on the debt securities or the guarantees, respectively.

The debt securities and warrants lack a developed trading market, and such a market may never develop or be sustained.

Each of Royal Dutch Shell and Shell Finance may issue debt securities in different series with different terms in amounts that are to be determined. Although any such debt securities issued may be listed on a recognized securities exchange in the U.S. or Europe, there can be no assurance that an active trading market will develop for any series of debt securities or, if a trading market develops, that the trading market will be sustained. Similarly, there can be no assurance that an active trading market will develop or be sustained for any warrants issued by Royal Dutch Shell. There can also be no assurance regarding the ability of holders of our debt securities and warrants to sell their debt securities or warrants or the price at which such holders may be able to sell their debt securities or warrants. If a trading market were to develop, the debt securities and warrants could trade at prices that may be higher or lower than the initial offering price and, in the case of debt securities, this may result in a return that is greater or less than the interest rate on the debt securities, in each case depending on many factors, including, among other things, prevailing interest rates, Royal Dutch Shell’s financial results, any change in Royal Dutch Shell’s credit-worthiness and the market for similar securities.

Any underwriters, broker-dealers or agents that participate in the distribution of the debt securities or warrants may make a market in the debt securities or warrants as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities or warrants or that an active public market for the debt securities or warrants will develop, in which case you may be unable to sell the securities at opportune times, at opportune prices or at all.

The substitution of the obligor on a particular series of our debt securities generally would cause you to realize taxable gain or loss for U.S. tax purposes, if any, on any such debt securities that you hold.

We will have the right to cause Royal Dutch Shell or any of its subsidiaries to assume the obligations of Shell Finance under any series of debt securities as described in “Description of Debt Securities — Substitution of Shell Finance as Issuer” below. In addition, an entity that becomes the owner of 100% of the voting stock of Royal Dutch Shell may assume the obligations of Royal Dutch Shell with respect to one or more series of debt securities as described in “Description of Debt Securities — Consolidation, Merger and Sale of Assets” below. Under U.S. tax law, the change in the obligor on our debt securities under these provisions could be treated as a disposition of any such debt securities that you hold, resulting in your realization of gain or loss on our debt securities even though you continue to hold our debt securities and receive no distribution in connection with the deemed disposition. See “Taxation — U.S. Taxation of Debt Securities — Sale or Retirement of Debt Securities” for discussion of possible tax consequences.

Any subordinated debt securities that we issue will be subordinate in ranking to our existing and future senior debt.

We may issue one or more series of debt securities that by their terms are subordinated to all existing and future “senior debt” (as defined in the relevant indenture). Under the subordination terms, the subordinated debt will be subordinated in right of payment to all senior debt and may be subject to payment blockage, standstill and other terms designed to enhance the rights of the holders of senior debt. As a result of these subordination terms, holders of subordinated debt may receive less upon any bankruptcy or liquidation than holders of senior debt. See “Description of Debt Securities — Provisions Applicable Solely to Subordinated Debt Securities”. You should read carefully the specific terms of any particular series of debt securities, which will be contained in the prospectus supplement relating to such debt securities.

Shell Finance’s ability to satisfy its obligations in respect of its debt securities is dependent on other members of the Shell Group.

Shell Finance is a special purpose financing vehicle that was formed for the purpose of raising debt for the Shell Group. Shell Finance conducts no business or revenue-generating operations of its own. Shell Finance’s primary business is the raising of money for the purpose of on-lending to other members of the Shell Group. Shell Finance’s ability to satisfy its obligations in respect of its debt securities, including the payment of principal and interest, will depend on payments made to Shell Finance by Royal Dutch Shell and other subsidiaries in the Shell Group in respect of loans and advances made by Shell Finance.

The indentures will not restrict the amount of additional indebtedness that we may incur.

The debt securities and the indentures under which the debt securities will be issued will not place any limitation on the amount of indebtedness that may be incurred by us. Our incurrence of additional indebtedness may have important consequences for you as a holder of the debt securities, including making it more difficult for us to satisfy our obligations with respect to the debt securities, increasing the amount of indebtedness ranking equal or (if secured) effectively senior to the debt securities in the event of our bankruptcy or insolvency, resulting in a loss in the trading value of your debt securities, if any, and increasing the risk that the credit rating of the debt securities is lowered or withdrawn.

FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus, any prospectus supplement and documents incorporated by reference in this prospectus and any prospectus supplement may contain forward-looking statements concerning the financial condition, results of operations and businesses of Royal Dutch Shell. All statements other than statements of historical fact are, or may be deemed to be, forward- looking statements.

Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward- looking statements include, among other things, statements concerning the potential exposure of Royal Dutch Shell to market risks and statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions.

These forward-looking statements are identified by their use of terms and phrases such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “goals”, “intend”, “may”, “objectives”, “outlook”, “plan”, “probably”, “project”, “risks”, “schedule”, “seek”, “should”, “target”, “will” and similar terms and phrases. There are a number of factors that could affect the future operations of Royal Dutch Shell and could cause those results to differ materially from those expressed in the forward-looking statements included or incorporated by reference in this prospectus, including (without limitation):

•	price fluctuations in crude oil and natural gas;

•	changes in demand for the Shell Group’s products;

•	currency fluctuations;

•	drilling and production results;

•	reserve estimates;

•	loss of market share and industry competition;

•	environmental and physical risks;

•	risks associated with the identification of suitable potential acquisition properties and targets, and successful negotiation and completion of such transactions;

•	the risk of doing business in developing countries and countries subject to international sanctions;

•	legislative, fiscal and regulatory developments including regulatory measures addressing climate change;

•	economic and financial market conditions in various countries and regions;

•

political risks, including the risks of expropriation and renegotiation of the terms of contracts with governmental entities, delays or advancements in the approval of projects and delays in the reimbursement for shared costs; and

•	changes in trading conditions.

All forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. Neither Royal Dutch Shell nor any of its subsidiaries undertake any obligation to publicly update or revise any forward-looking statement as a result of new information, future events or other information. In light of these risks, results could differ materially from those stated, implied or inferred from the forward-looking statements contained or incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Royal Dutch Shell is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with those requirements, files annual reports and other information with the SEC. However, as a foreign private issuer, Royal Dutch Shell and its shareholders are exempt from some of the Exchange Act reporting requirements. The reporting requirements that do not apply to Royal Dutch Shell or its shareholders include proxy solicitations rules, the short-swing insider profit disclosure rules of Section 16 of the Exchange Act with respect to Royal Dutch Shell’s shares and the rules regarding the furnishing of quarterly reports to the SEC, which are required to be furnished only if required or otherwise provided in our home country domicile.

The materials Royal Dutch Shell files with or furnishes to the SEC (and the materials Royal Dutch and Shell Transport filed with or furnished to the SEC) may be inspected and copied at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. All filings made by Royal Dutch Shell and its predecessors after December 15, 2002 are also available online through the SEC’s EDGAR electronic filing system. Access to EDGAR can be found on the SEC’s website, at http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus.

The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents:

•	Annual Report on Form 20-F of Royal Dutch Shell for the fiscal year ended December 31, 2016, as filed with the SEC on March 9, 2017 (File No. 001-32575) (the “2016 20-F”);

•

Report on Form 6-K of Royal Dutch Shell filed with the SEC on November 2, 2017 (the “Q3 Form 6-K”), containing the unaudited condensed interim financial report of Royal Dutch Shell and its consolidated subsidiaries for the three- and nine-month periods ended September 30, 2017 (File No. 001-32575);

•	Reports on Form 6-K of Royal Dutch Shell filed with the SEC pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the 2016 20-F; and

•

the description of our share capital contained in the Report on Form 6-K of Royal Dutch Shell furnished to the SEC on July 20, 2005 (File No. 333-125035) (the “Capital Stock Form 6-K”) and any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings that we make with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act until we sell all of the securities. Our reports on Form 6-K furnished to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the forms expressly state that we incorporate them (or such portions) by reference in this prospectus.

Information that we file with the SEC will automatically update and supersede information in documents filed with the SEC at earlier dates. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

We have filed a registration statement on Form F-3 with the SEC under the Securities Act. This prospectus, which is a part of the registration statement, does not contain all the information contained in the registration statement; certain items are contained in exhibits to the registration statement, as permitted by the rules and regulations of the SEC. Statements that we make in this prospectus about the content of any contract, agreement or other document are not necessarily complete. With respect to each document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each statement that we make is qualified in its entirety by such reference.

In particular, the contracts, agreements or other documents included as exhibits to the registration statement or incorporated by reference herein are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about us or the other parties to the documents. The documents may contain representations and warranties by each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone from us at the following address and telephone number:

Royal Dutch Shell plc

Carel van Bylandtlaan 30

2596 HR The Hague

the Netherlands

Tel. No.: (011 31 70) 377 9111

Royal Dutch Shell’s Class A ordinary shares and Class B ordinary shares are admitted to the Official List of the U.K. Listing Authority and to trading on the market for listed securities of the London Stock Exchange and listed on Euronext Amsterdam. Royal Dutch Shell’s Class A ordinary shares and Class B ordinary shares are admitted for trading in the form of ADSs on the New York Stock Exchange. You can consult reports and other information about Royal Dutch Shell that it files or makes public pursuant to the rules of the London Stock Exchange, Euronext Amsterdam and the New York Stock Exchange at such exchanges.

Additional information regarding Royal Dutch Shell may be obtained on its website at www.shell.com. Such information is not incorporated by reference into this prospectus.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

Royal Dutch Shell is a public limited company incorporated under the laws of England and Wales. Shell Finance is a private company with limited liability incorporated under the laws of the Netherlands. A majority of Royal Dutch Shell’s directors and officers and some of the experts named in this document reside outside of the U.S. and a majority of our assets are located outside of the U.S. As a result, it may not be possible for investors to effect service of process within the U.S. upon us or these persons or to enforce against us or them, in any of the U.S., the U.K. or the Netherlands, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal or state securities laws.

Royal Dutch Shell’s Articles provide that, subject to certain exceptions, all disputes (i) between a shareholder in such capacity and Royal Dutch Shell and/or its directors, arising out of or in connection with the Articles or otherwise; (ii) so far as permitted by law, between Royal Dutch Shell and any of its directors in their capacities as such or as its employees, including all claims made by Royal Dutch Shell or on its behalf against its directors; (iii) between a shareholder in such capacity and Royal Dutch Shell’s professional service providers (which could include its auditors, legal counsel, bankers and ADS depositaries); and (iv) between Royal Dutch Shell and its professional service providers arising in connection with any claim within the scope of (iii) above, shall be exclusively and finally resolved by arbitration in The Hague, the Netherlands under the ICC Rules, as amended from time to time. See “Description of Royal Dutch Shell Ordinary Shares — Disputes between a shareholder or ADS holder and Royal Dutch Shell, any subsidiary, director or professional service provider”.

The following discussion with respect to the enforceability of certain U.S. court judgments in England and Wales assumes a judgment is rendered in a U.S. court notwithstanding the charter provision of Royal Dutch Shell described above and is based upon advice provided to us by our English counsel, Slaughter and May. The U.S. and the U.K. do not have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters (although the U.S. and the U.K. are both parties to the 1958 Convention on the Recognition and Enforcement of Foreign Arbitral Awards). Any judgment rendered by any federal or state court in the U.S. based on civil liability, whether or not predicated solely upon U.S. federal securities law, would not be directly enforceable in England and Wales. In order to enforce any such judgment in England and Wales, proceedings must be initiated by way of fresh legal proceedings in respect of the judgment debt before a court of competent jurisdiction in England and Wales. In this type of action, an English court generally will not (subject to the matters identified below) reinvestigate the merits of the original matter decided by a U.S. court and will treat the judgment as conclusive. The matters which would cause an English court not to enforce a judgment debt created by a U.S. judgment are that:

•	the relevant U.S. court did not have jurisdiction under English rules of private international law to give the judgment;

•

the judgment was not final and conclusive on the merits. A foreign judgment which could be abrogated or varied by the court which pronounced it is not a final judgment. However, a judgment will be treated as final and conclusive even though it is subject to an appeal or if an appeal is actually pending, although in such a case a stay of execution in England and Wales may be ordered pending such an appeal. The foreign judgment will be treated as non-final and thus non-enforceable in England and Wales if execution in the foreign jurisdiction is stayed pending appeal. If the judgment is given by a court of a law district forming part of a larger federal system such as in the U.S., the finality and conclusiveness of the judgment in the law district where it was given alone are relevant in England and Wales. Its finality and conclusiveness in other parts of the federal system are irrelevant;

•

the judgment is not for a definite sum of money or is for a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or otherwise based on a U.S. law that an English court considers to be a penal, revenue or other public law;

•	the enforcement of such judgment would contravene public policy in England and Wales;

•

the enforcement of the judgment is prohibited by statute (for example, section 5 of the U.K. Protection of Trading Interests Act 1980 prohibits the enforcement of foreign judgments for multiple damages and other foreign judgments specified by statutory instrument concerned with restrictive trade practices. A judgment for multiple damages is defined as a judgment for an amount arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained by the judgment creditor);

•	the English proceedings were not commenced within the relevant limitation period;

•

before the date on which the U.S. court gave judgment, a judgment has been given in proceedings between the same parties or their privies in a court in the U.K. or in an overseas court which the English court will recognize;

•

the judgment has been obtained by fraud (on either the part of the party in whose favor judgment was given or on the part of the court pronouncing the judgment) or in proceedings in which the principles of natural justice were breached;

•

the bringing of proceedings in the relevant U.S. court was contrary to an agreement under which the dispute in question was to be settled otherwise than by proceedings in the U.S. courts (to whose jurisdiction the judgment debtor did not submit by counterclaim or otherwise); or

•	an order has been made and remains effective under section 9 of the U.K. Foreign Judgments (Reciprocal Enforcement) Act 1933 applying that section to U.S. courts including the relevant U.S. court.

If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. The judgment creditor is able to utilize any method or methods of enforcement available to him/her at the time. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor.

Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters obtained from U.S. federal or state courts in the manner described above using the methods available for enforcement of a judgment of an English court. It is, however, uncertain whether an English court would impose liability on us or such persons in an action predicated upon the U.S. federal or state securities law brought in England and Wales.

De Brauw Blackstone Westbroek London B.V. (“De Brauw”), our Dutch legal counsel, has advised us that there is doubt as to the enforceability in the Netherlands, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities solely based on the U.S. federal securities laws. We have further been advised by De Brauw that the U.S. and the Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. As a consequence, a final judgment for the payment of money rendered by any federal or state court in the U.S. based on civil liability, whether or not predicated solely upon the federal securities laws of the U.S., would not be directly enforceable in the Netherlands. However, a court in the Netherlands would generally recognize and give binding effect to a final judgment without appeal that has been rendered by a U.S. court which is enforceable in the U.S., if it finds that (i) the jurisdiction of the federal or state court in the U.S. has been based on grounds that are internationally acceptable, (ii) that proper legal procedures have been observed, (iii) the judgment would not contravene Dutch public policy and (iv) the judgment is not irreconcilable with a judgment of a Dutch court or an earlier judgment of a foreign court that is capable of being recognized in the Netherlands.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for the last five fiscal years and the nine-month period ended September 30, 2017 is included as Exhibit 99.2 to Royal Dutch Shell’s Report on Form 6-K filed with the SEC on November 2, 2017 and incorporated herein by reference.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and incorporated herein by reference.

LEGAL OWNERSHIP

Street Name and Other Indirect Holders

We generally will not recognize investors who hold securities in accounts at banks or brokers as legal holders of securities. When we refer to the holders of securities, we mean only the actual legal and (if applicable) record holder of those securities. Holding securities in accounts at banks or brokers is called holding in street name. If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the securities run only to persons who are registered as holders of securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What Is a Global Security?

A global security is a special type of indirectly held security, as described above under “— Street Name and Other Indirect Holders”. If we choose to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement relating to an offering of a series of securities will indicate whether the series will be issued only in the form of global securities.

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

If you are an investor in securities that are issued only in the form of global securities, you should be aware that:

•	You cannot get securities registered in your own name.

•	You cannot receive physical certificates for your interest in the securities.

•

You will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained above under “— Street Name and Other Indirect Holders”.

•	You may not be able to sell interests in the securities to institutions that are required by law to own their securities in the form of physical certificates.

•

The depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

•

The depositary will require that interests in a global security be purchased or sold within its system using same-day funds. By contrast, payment for purchases and sales in the market for corporate bonds and other securities is generally made in next-day funds. The difference could have some effect on how interests in global securities trade, but we do not know what that effect will be.

Special Situations When the Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor; provided, however, that the physical certificates are issued in a registered form for U.S. federal income tax purposes. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the subsections entitled “— Street Name and Other Indirect Holders” and “— Direct Holders”.

The special situations for termination of a global security are:

•	When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary.

•

When an event of default on the securities has occurred and has not been cured. Defaults on debt securities are discussed below under “Description of Debt Securities — Provisions Applicable to Each Indenture — Events of Default”.

•	If we determine not to have the securities represented by a global security.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection entitled “— Street Name and Other Indirect Holders”.

DESCRIPTION OF DEBT SECURITIES

The debt securities of Royal Dutch Shell and Shell Finance covered by this prospectus will be Royal Dutch Shell’s and Shell Finance’s unsecured obligations. The debt securities of Shell Finance will be fully and unconditionally guaranteed by Royal Dutch Shell. Royal Dutch Shell will issue senior debt securities under an indenture between Royal Dutch Shell, as issuer, and Deutsche Bank Trust Company Americas, as trustee or another trustee identified in the prospectus supplement. Shell Finance will issue senior debt securities fully and unconditionally guaranteed by Royal Dutch Shell on a senior unsecured basis under an indenture, dated as of June 27, 2006, among Shell Finance, as issuer, Royal Dutch Shell, as guarantor, and Deutsche Bank Trust Company Americas, as trustee. We refer to these indentures as the “senior indentures” and these securities as the “senior debt securities”.

Royal Dutch Shell will issue subordinated debt securities under an indenture between Royal Dutch Shell, as issuer, and Deutsche Bank Trust Company Americas, as trustee or another trustee identified in the prospectus supplement. Shell Finance will issue subordinated debt securities fully and unconditionally guaranteed by Royal Dutch Shell on a subordinated unsecured basis under an indenture among Shell Finance, as issuer, Royal Dutch Shell, as guarantor, and Deutsche Bank Trust Company Americas, as trustee or another trustee identified in the prospectus supplement. We refer to these indentures as the “subordinated indentures” and these securities as the “subordinated debt securities”.

The indentures of Royal Dutch Shell and Shell Finance will be substantially similar except with regards to the guarantees and for provisions relating to subordination and covenants. We refer to the senior indentures and the subordinated indentures collectively as the “indentures”.

We have summarized material provisions of the indentures, the debt securities and the guarantees below. This summary is not complete and is qualified in its entirety by reference to the indentures. We have filed the Shell Finance senior indenture, the form of Royal Dutch Shell senior indenture and the forms of subordinated indentures with the SEC as exhibits to the registration statement on Form F-3 of which this prospectus is a part, and you should read the indentures for provisions that may be important to you.

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “Royal Dutch Shell” mean Royal Dutch Shell only and all references to “Shell Finance” mean Shell Finance only. We refer to the indentures of Shell Finance as the “Shell Finance indentures”.

Provisions Applicable to Each Indenture

General. None of the indentures limits the amount of debt securities that may be issued under that indenture, and none of the indentures limits the amount of other unsecured debt or securities that Royal Dutch Shell or Shell Finance may issue. Royal Dutch Shell and Shell Finance may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

Royal Dutch Shell conducts substantially all its operations through subsidiaries, and those subsidiaries generate substantially all its operating income and cash flow. Further, Shell Finance is a special purpose finance vehicle, has no subsidiaries and conducts no business or revenue-generating operations of its own. As a result, distributions or advances from the subsidiaries of Royal Dutch Shell, repayment or refinancing of intra-group lending and interest flows are the principal source of funds necessary to meet the debt service obligations of Royal Dutch Shell and Shell Finance. Contractual provisions or laws, as well as the subsidiaries’ financial condition and operating requirements, may limit the ability of Royal Dutch Shell to obtain cash from its subsidiaries that it requires to pay its debt service obligations, including any payments required to be made under the debt securities and its guarantee of Shell Finance’s debt securities. In addition, holders of the debt securities and Royal Dutch Shell’s related guarantee will have a junior position to the claims of creditors of the subsidiaries of Royal Dutch Shell on their assets and earnings. The Articles of Royal Dutch Shell also limit the borrowings of the Shell Group to two times its adjusted capital and reserves, as such terms are defined therein, and as such terms are calculated on the date of the then-latest audited balance sheet of Royal Dutch Shell. Such limit can be exceeded with the approval of Royal Dutch Shell shareholders.

None of the indentures contains any covenants or other provisions designed to protect holders of the debt securities in the event Royal Dutch Shell or Shell Finance participates in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require Royal Dutch Shell or Shell Finance to repurchase their securities in the event of a decline in Royal Dutch Shell’s credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms. The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	whether Royal Dutch Shell or Shell Finance will be the issuer of the debt securities;

•	any stock exchange on which debt securities will be listed;

•	the title of the debt securities;

•	the total principal amount of the debt securities of the series offered and any limit on the future issuance of additional securities of that series;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, which may be fixed or variable, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	any right to extend or defer the interest payment periods and the duration of the extension;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment, including conditions precedent for such optional redemption;

•	any provisions that would require the redemption, repurchase or repayment of debt securities;

•	whether payments on the debt securities will be payable in currency or currency units or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the mandatory or optional conversion or exchange of the debt securities;

•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities described in this prospectus;

•	the currency of payment and the denominations in which the debt securities will be issuable; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.

Royal Dutch Shell and Shell Finance may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates.

If material to a particular series of securities and not already described in this prospectus, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities.

Consolidation, Merger and Sale of Assets. The indentures generally permit a consolidation, merger or similar transaction involving Royal Dutch Shell or Shell Finance. They also permit Royal Dutch Shell or Shell Finance, as applicable, to transfer or dispose of all or substantially all of their assets. Each of Royal Dutch Shell and Shell Finance has agreed, however, that it will not consolidate with or merge into any entity (other than, with respect to Shell Finance, Royal Dutch Shell) or transfer or dispose of all or substantially all of its assets to any entity (other than, with respect to Shell Finance, Royal Dutch Shell) if, immediately after giving effect to such transaction or transactions, an event of default, or an event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and unless:

•	it is the continuing corporation; or

•

if it is not the continuing corporation, the resulting entity or transferee assumes the performance of its covenants and obligations under the indentures and, in the case of Royal Dutch Shell or Shell Finance as issuer, the due and punctual payments on the debt securities or, in the case of Royal Dutch Shell with respect to the debt securities of Shell Finance, the performance of the related guarantee.

Additionally, in the event that any entity shall become the owner of 100% of the voting stock of Royal Dutch Shell, such entity may, but is not obligated to, assume the performance of Royal Dutch Shell’s covenants and obligations under any or all of the indentures, either as issuer and/or as guarantor for the debt securities of Shell Finance (a “Voluntary Assumption”). See “Taxation — U.S. Taxation of Debt Securities — Merger and Consolidation/Substitution of Issuer” for discussion of possible tax consequences.

Upon any such consolidation, merger or similar transaction or asset transfer or disposition involving Royal Dutch Shell or Shell Finance, or any such Voluntary Assumption, the resulting entity, transferee or assuming entity, as applicable, will be substituted for Royal Dutch Shell or Shell Finance, as applicable, under the applicable indenture and debt securities. Royal Dutch Shell or Shell Finance, as applicable, will thereupon be released from the applicable indenture.

Events of Default. Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	failure to pay interest or any additional amounts on that series of debt securities for 30 days when due;

•	failure to pay principal of or any premium on that series of debt securities for 14 days when due;

•	failure to redeem or purchase debt securities of that series for 14 days when required;

•

failure to comply with any covenant or agreement in that series of debt securities for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of Royal Dutch Shell and, with respect to Shell Finance’s debt securities, Royal Dutch Shell or Shell Finance; and

•	any other event of default provided for that series of debt securities in the applicable prospectus supplement.

A default under one series of debt securities or any other agreement to which Royal Dutch Shell or Shell Finance is a party will not be a default under another series of debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default may in some cases rescind this accelerated payment requirement.

A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; and

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

The indentures of Royal Dutch Shell require Royal Dutch Shell, and the indentures of Shell Finance require Shell Finance, to file each year with the trustee a written statement as to their compliance with the covenants contained in the applicable indenture.

Modification and Waiver. Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on or with respect to the debt security payable in currency other than as originally stated in the debt security, except as permitted under “Redenomination” below;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•

make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•

with respect to the subordinated indentures, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the rights of holder of that security in any material respect; or

•	waive a continuing default or event of default regarding any payment on or with respect to the debt securities.

Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to comply with the sections of the indenture governing when Royal Dutch Shell or Shell Finance may merge (or consummate a similar transaction), transfer their assets or substitute obligors, including any assumption of the obligations of Shell Finance under any series of debt securities by Royal Dutch Shell or any other subsidiary of Royal Dutch Shell or any Voluntary Assumption;

•

to provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided, however, that the uncertificated debt securities are issued in a registered form for purposes of Section 163(f) of the Code (as defined in “Taxation — U.S. Taxation”) or in such a manner that such uncertificated debt securities are described in Section 163(f)(2)(B) of the Code;

•	to provide any security for, any guarantees of or any additional obligors on any series of debt securities or, with respect to the senior indenture, the related guarantees;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939, as amended;

•

to add covenants that would benefit the holders of any debt securities or to surrender any rights Royal Dutch Shell or, with respect to the Shell Finance indentures, Royal Dutch Shell or Shell Finance has under the indenture;

•	to add events of default with respect to any debt securities;

•	to establish the form or terms of securities of any series as permitted by the indenture;

•

to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of securities pursuant to the indenture; provided, however, that any such action shall not adversely affect the interest of the holders of securities of such series or any other series of securities in any material respect;

•

to provide for the appointment of a successor trustee with respect of the securities of one or more series or to provide for the administration of the trusts under the indenture by more than one trustee; and

•	to make any change that does not adversely affect the rights of holders of any outstanding debt securities of any series issued under that indenture.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance. When we use the term “defeasance”, we mean discharge from some or all of our obligations under the indentures. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient, in the opinion of an independent firm of certified public accountants, to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at the option of Royal Dutch Shell or Shell Finance, as applicable, either of the following will occur:

•

Royal Dutch Shell and, with respect to the Shell Finance indentures, Royal Dutch Shell and Shell Finance will be discharged from its or their obligations with respect to the debt securities of that series and, if applicable, the related guarantees (“legal defeasance”); or

•

Royal Dutch Shell and, with respect to the Shell Finance indentures, Royal Dutch Shell and Shell Finance will no longer have any obligation to comply with the merger covenant and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of Royal Dutch Shell or Shell Finance to pay principal, premium and interest on the debt securities and, if applicable, Royal Dutch Shell guarantees of the payments will also survive.

Unless we inform you otherwise in the applicable prospectus supplement or unless such defeasance occurs within one year of when the securities would be due and payable or called for redemption, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Substitution of Shell Finance as Issuer. We may at our option at any time, without the consent of any holders of debt securities, cause Royal Dutch Shell or any other subsidiary of Royal Dutch Shell to assume the obligations of Shell Finance under any series of debt securities, provided that the new obligor executes a supplemental indenture in which it agrees to be bound by the terms of those debt securities and the relevant indenture. To the extent that Royal Dutch Shell is not itself the new obligor, its guarantee shall remain in place after the substitution unless another entity assumes the role of a guarantor in respect of the debt securities of Shell Finance following a Voluntary Assumption. If the new obligor is not a U.S. or U.K. company, the country in which it is incorporated must be a member of the Organization for Economic Cooperation and Development (or any successor) and the new obligor must also agree in the supplemental indenture to be bound by a covenant comparable to that described under “— Payment of Additional Amounts” below with respect to taxes imposed in its jurisdiction of residence. In such cases, the new obligor will benefit from any optional redemption provision for tax reasons as described below under “— Optional Tax Redemption” or provided for in the prospectus supplement. In the case of such a substitution, the relevant finance subsidiary will be relieved of any further obligations under the assumed series of debt securities. See “Taxation — U.S. Taxation of Debt Securities — Merger and Consolidation/Substitution of Issuer” for discussion of possible tax consequences.

Governing Law. New York law will govern the indentures and the debt securities.

Trustee. Deutsche Bank Trust Company Americas, or another trustee we identify in the applicable prospectus supplement, will be the trustee under the indentures. The address of Deutsche Bank Trust Company Americas is 60 Wall Street, 16th Floor, New York, New York 10005, Attention: Global Transaction Banking, Trust and Securities Services. Royal Dutch Shell and Shell Finance, as applicable, may appoint another trustee or a substitute trustee under the indentures or appoint an entity qualified under the Trust Indenture Act of 1939 to serve as trustee under the indentures. Deutsche Bank Trust Company Americas has served as trustee, paying agent, auction agent, exchange agent and in similar capacities in transactions involving entities in the Shell Group or relating to the debt or long-term payment obligations of members of the Shell Group. Additionally, Deutsche Bank Trust Company Americas and its affiliates perform certain commercial banking services for us for which they receive customary fees and are lenders under various outstanding credit facilities of subsidiaries of Royal Dutch Shell.

If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

Each indenture contains limitations on the right of the trustee, if it becomes a creditor of Royal Dutch Shell or, if applicable, Royal Dutch Shell or Shell Finance, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with Royal Dutch Shell and, if applicable, Royal Dutch Shell and Shell Finance. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Form, Exchange, Registration and Transfer. The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent Royal Dutch Shell or Shell Finance, as applicable, designates. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents Royal Dutch Shell or Shell Finance, as applicable, initially designates, Royal Dutch Shell or Shell Finance, as applicable, may at any time rescind that designation or approve a change in the location through which any transfer agent acts. Royal Dutch Shell or Shell Finance, as applicable, is required to maintain an office or agency for transfers and exchanges in each place of payment. Royal Dutch Shell or Shell Finance, as applicable, may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, Royal Dutch Shell or Shell Finance, as applicable, will not be required to register the transfer or exchange of:

•

any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

For purposes of the indentures, unless we inform you otherwise in the applicable prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York; London, England; or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Payment and Paying Agents. Unless we inform you otherwise in the applicable prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At the option of Royal Dutch Shell or Shell Finance, as applicable, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee will be designated as the paying agent. Royal Dutch Shell or Shell Finance, as applicable, may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on or additional amounts with respect to debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Book-Entry Debt Securities. The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the applicable prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the applicable prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Optional Tax Redemption. We may have the option to redeem the debt securities in the two situations described below. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued (but unpaid) interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 15 and 60 days’ notice before redeeming the debt securities.

The first situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, either:

•

Royal Dutch Shell, or in the case of debt securities issued by Shell Finance, Royal Dutch Shell or Shell Finance, would be required to pay additional amounts as described later under “Payment of Additional Amounts”; or

•	Royal Dutch Shell or any of its subsidiaries would have to deduct or withhold tax on any payment to any of the issuers to enable them to make a payment of principal or interest on a debt security.

This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities.

We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

The second situation is where a person assumes the obligations of Royal Dutch Shell or, in the case of debt securities issued by Shell Finance, Shell Finance, as described above under “— Consolidation, Merger and Sale of Assets” and “— Substitution of Shell Finance as Issuer” and is required to pay additional amounts. We would have the option to redeem the debt securities even if we are required to pay additional amounts immediately after such assumption (except in the case of a Voluntary Assumption). Additionally, we would not be required to use reasonable measures to avoid the obligation to pay additional amounts in this situation. However, we would have the option to redeem the securities in the circumstances described above only if a change in, execution of or amendment to any laws or treaties or official application of any law or treaty occurs after such assumption.

Payment of Additional Amounts. The government of any jurisdiction where Royal Dutch Shell or, in the case of debt securities issued by Shell Finance, Shell Finance, is resident may require Royal Dutch Shell or Shell Finance to withhold or deduct amounts from payments on the principal or interest on a debt security or any amounts to be paid under the guarantees, as the case may be, for taxes or any other governmental charges. If the jurisdiction requires a withholding or deduction of this type, Royal Dutch Shell or Shell Finance, as the case may be, may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident in the jurisdiction that requires the withholding or deduction. Royal Dutch Shell or Shell Finance, as the case may be, will not have to pay additional amounts under any of the following circumstances (including any combination of the following):

(i)	The U.S. government or any political subdivision of the U.S. government is the entity that is imposing the tax or governmental charge.

(ii)

The tax or governmental charge is imposed only because the holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction, other than by merely holding the debt security or guarantee or receiving principal or interest in respect thereof. These connections include where the holder or related party:

(a)	is or has been a citizen or resident of the jurisdiction;

(b)	is or has been engaged in trade or business in the jurisdiction; or

(c)	has or had a permanent establishment in the jurisdiction.

(iii)

The holder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or other entity, or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security. The amount of the additional payments otherwise payable to such fiduciary, partnership or other entity will be reduced in proportion to the interest that the ultimate beneficial owners described in the previous sentence own in such holder.

(iv)

The tax or governmental charge is imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for.

(v)	The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

(vi)	The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholdings.

(vii)

The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed to make a declaration (of non-residence or other similar claim for exemption) or satisfy any information requirements that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax or governmental charge.

(viii)

The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed to comply with any request by Royal Dutch Shell or Shell Finance to provide information about the nationality, residence or identity of the holder or beneficial owner.

(ix)	The withholding or deduction is imposed on a payment to a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent.

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to Royal Dutch Shell or Shell Finance is resident. The prospectus supplement relating to the debt securities may describe additional circumstances in which Royal Dutch Shell or Shell Finance would not be required to pay additional amounts.

Redenomination. Royal Dutch Shell or Shell Finance, as applicable, may without your consent elect that, on the “Redenomination Date” specified in a notice to the trustee, a series of debt securities may be redenominated in euro.

The election will have effect as follows:

(i)

each series of debt securities denominated in the specified currency will be deemed to be denominated in such amount of euro as is equivalent to its denomination in the specified currency at the “Established Rate”, subject to such provisions (if any) as to rounding (and payments in respect of fractions consequent on rounding) as Royal Dutch Shell or Shell Finance, as applicable, may decide with the approval of the trustee, and as shall be specified in the notice;

(ii)

after the Redenomination Date, all payments in respect of such series of debt securities will be made solely in euro, including payments of interest before the Redenomination Date, as though reference in the series of debt securities to the specified currency were to euro; and

(iii)

such changes may be made to the relevant indenture as Royal Dutch Shell or Shell Finance may decide, with the approval of the trustee, as may be specified in the notice, to conform it to conventions then applicable to instruments denominated in euro or to enable the notes to be consolidated within one or more series of other notes, whether or not originally denominated in the specified currency or euro.

“Established Rate” means the rate for the conversion of the specified currency into euro established by the Council of the European Union pursuant to Article 1091(4) of the Treaty establishing the European Community, as amended (the “Treaty”).

“Redenomination Date” means any date specified by Royal Dutch Shell or Shell Finance for payment of interest on the debt securities if the country of the specified currency is one of the countries then participating in the third stage of European economic and monetary union pursuant to the Treaty. If the country of the specified currency is not so participating, then the Redenomination Date means, with respect to such debt securities, any date for payment of interest so specified that falls on or after the date that such country does so participate.

Provisions Applicable Solely to Senior Debt Securities

Ranking. The Senior Debt securities will constitute Senior Debt of Royal Dutch Shell or Shell Finance, as applicable, and will rank equally with all of their unsecured and unsubordinated debt from time to time outstanding.

Guarantee of Shell Finance Senior Debt Securities. Royal Dutch Shell will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of, any premium and interest on, and any additional amounts which may be payable by Shell Finance in respect of the Senior Debt securities issued by Shell Finance when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantees provide that in the event of a default in the payment of principal of, any premium and interest on, and any additional amounts which may be payable by Shell Finance in respect of a Senior Debt security, the holder of that debt security may institute legal proceedings directly against Royal Dutch Shell to enforce the guarantees without first proceeding against Shell Finance. The guarantees will rank equally with all of Royal Dutch Shell’s other unsecured and unsubordinated debt from time to time outstanding.

Provisions Applicable Solely to Subordinated Debt Securities

Ranking. The subordinated debt securities will rank junior to all Senior Debt of Royal Dutch Shell or Shell Finance, as applicable, and may rank equally with or senior to other subordinated debt of Royal Dutch Shell or Shell Finance, as applicable, that may be outstanding from time to time.

Guarantee of Shell Finance Subordinated Debt Securities. Royal Dutch Shell will fully and unconditionally guarantee on a subordinated unsecured basis the full and prompt payment of the principal of, any premium and interest on, and any additional amounts which may be payable by Shell Finance in respect of the subordinated debt securities issued by Shell Finance when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantee will provide that in the event of a default in the payment of principal of, any premium and interest on, and any additional amounts which may be payable by Shell Finance in respect of a subordinated debt security, the holder of that debt security may institute legal proceedings directly against Royal Dutch Shell to enforce the guarantees without first proceeding against Shell Finance. The guarantee will rank junior to all Senior Debt of Royal Dutch Shell and may rank equally with or senior to other subordinated debt of Royal Dutch Shell that may be outstanding from time to time.

Subordination. Under the subordinated indenture, payment of the principal of and any premium and interest on and any additional amounts with respect to the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt, including the senior debt securities. Unless we inform you otherwise in the prospectus supplement, Royal Dutch Shell or Shell Finance, as applicable, may not make any payment of principal of or any premium or interest on the subordinated debt securities unless they first satisfy their respective obligations to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

The subordination does not affect the obligations of Royal Dutch Shell or Shell Finance, as applicable, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on or additional amounts which may be payable with respect to the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default or event of default under the subordinated indentures.

The subordinated indenture does not limit the amount of Senior Debt that Royal Dutch Shell or Shell Finance, as applicable, may incur. As a result of the subordination of the subordinated debt securities, if Royal Dutch Shell or Shell Finance, as applicable, becomes insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors, or may receive nothing.

Unless we inform you otherwise in the applicable prospectus supplement, “Senior Debt” will mean all debt, including guarantees, of Royal Dutch Shell or Shell Finance, as applicable, unless the debt states that it is not senior to the subordinated debt securities or other junior debt of Royal Dutch Shell or Shell Finance, as applicable. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.

DESCRIPTION OF ROYAL DUTCH SHELL WARRANTS

Royal Dutch Shell may issue warrants to purchase debt securities of Royal Dutch Shell or Shell Finance or equity securities of Royal Dutch Shell. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by Royal Dutch Shell and a bank or trust company, as warrant agent, all as will be set forth in the applicable prospectus supplement. It is expected that at the time of any warrant offering, the offering would be structured so as to comply with the requirements of the U.K. Financial Conduct Authority and any other pertinent regulations, including being made by an appropriately authorized person, as necessary.

Subject to applicable law and the Articles, any warrants in respect of ordinary shares (or preference shares where the preference shares have the right to participate beyond a specified amount in a dividend or capital distribution) which are issued by us for cash must first be offered to existing shareholders in proportion to their existing holdings. See “Description of Royal Dutch Shell Ordinary Shares” for further information on shareholders’ pre-emption rights.

Debt Warrants

Royal Dutch Shell may issue warrants for the purchase of debt securities issued by Royal Dutch Shell or Shell Finance. Each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be issued separately or together with any other securities.

The debt warrants are to be issued under debt warrant agreements to be entered into by Royal Dutch Shell and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of debt warrants, a form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, reflecting the alternative provisions that may be included in the debt warrant agreements to be entered into with respect to particular offerings of debt warrants, will be added as an exhibit to the registration statement of which this prospectus forms a part by an amendment or incorporation by reference to a subsequent filing.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to such debt warrants and such debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement. This description will include:

•	the initial offering price;

•	the currency, currency unit or composite currency in which the exercise price for the debt warrants is payable;

•	the title, aggregate principal amount, issuer and terms of the debt securities that can be purchased upon exercise of the debt warrants;

•	the title, aggregate principal amount, issuer and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	if applicable, whether and when the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities that can be purchased upon exercise of each debt warrant and the exercise price;

•	any provisions for changes or adjustments in the exercise price;

•	if applicable, the number of such debt warrants already outstanding;

•	the date on or after which the debt warrants may be exercised and any date or dates on which this right will expire in whole or in part;

•	if applicable, a discussion of material Dutch, U.K. and U.S. federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; and

•	any other terms of the debt warrants.

Equity Warrants

Royal Dutch Shell may issue warrants for the purchase of equity securities of Royal Dutch Shell (including its Class A and Class B ordinary shares). As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Equity warrants may be issued separately or together with any other securities.

The equity warrants are to be issued under equity warrant agreements to be entered into by Royal Dutch Shell and one or more banks or trust companies, as equity warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of equity warrants, a form of equity warrant agreement, including a form of equity warrant certificate representing the equity warrants, reflecting the alternative provisions that may be included in the equity warrant agreements to be entered into with respect to particular offerings of equity warrants, will be added as an exhibit to the registration statement of which this prospectus forms a part by an amendment or incorporation by reference to a subsequent filing.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to such equity warrants and the equity warrant certificates representing such equity warrants will be described in the applicable prospectus supplement. This description will include:

•	the title and aggregate number of such equity warrants;

•	if applicable, the number of such equity warrants already outstanding;

•	the initial offering price;

•	the currency, currency unit or composite currency in which the initial price for the equity warrants is payable;

•	the currency, currency unit or composite currency in which the exercise price for the equity warrants is payable;

•	the designation and terms of the equity securities that can be purchased upon exercise of such equity warrants;

•	the total number of equity securities that can be purchased upon exercise of each such equity warrant and the exercise price;

•	any provisions for changes or adjustments in the exercise price;

•	the date or dates on or after which the equity warrants may be exercised and any date or dates on which this right will expire in whole or in part;

•	the designation and terms of any related equity securities with which such equity warrants are issued and the number of such equity warrants issued with each equity share;

•	if applicable, whether and when the equity warrants and the related equity securities will be separately transferable;

•	if applicable, a discussion of material Dutch, U.K. and U.S. federal income tax, accounting or other considerations applicable to such equity warrants; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of such equity warrants.

DESCRIPTION OF ROYAL DUTCH SHELL ORDINARY SHARES

The following is a summary of the material terms of Royal Dutch Shell’s ordinary shares, including brief descriptions of the provisions contained in the Articles and applicable laws of England and Wales in effect on the date of this document. This summary does not purport to include complete statements of these provisions. References to the provisions of the Articles are qualified in their entirety by reference to our full Articles which are exhibits to the registration statement on Form F-3 of which this prospectus is a part. See the “Description of Royal Dutch Shell American Depositary Shares” section below for more information about the rights of holders of our ADSs. For the purposes of the discussion below, references to “we”, “us” and “our” refer to Royal Dutch Shell.

Share Capital

For information about our share capital as of September 30, 2017, see “Capitalization and Indebtedness” in the Appendix to Exhibit 99.2 of the Q3 Form 6-K, which is incorporated by reference in this prospectus, and any future descriptions of our share capital filed in our reports under the Exchange Act. For information about our share capital history for the last three fiscal years, see the consolidated statement of changes in equity included in the Consolidated Financial Statements on page 120 in the 2016 20-F, which is incorporated by reference in this prospectus.

Shareholders Meetings

Under the applicable laws of England and Wales, Royal Dutch Shell is required to hold a general meeting of shareholders as its annual general meeting (“AGM”) in the period of six months beginning with the day following its accounting reference date (in addition to any other general meetings held during that period). Shareholders may submit resolutions in accordance with section 338 of the Companies Act 2006, and may request that matters be included in the business of the AGM in accordance with section 338A of the Companies Act 2006.

Our board of directors has the power to convene a general meeting of shareholders at any time. In addition, our board of directors must convene a meeting upon the request of shareholders holding not less than 5% of Royal Dutch Shell’s paid-up capital carrying voting rights at general meetings of shareholders pursuant to section 303 of the Companies Act 2006. A request for a general meeting of shareholders must state the general nature of the business to be dealt with at the meeting, and must be authenticated by the requesting shareholders. If our board of directors fails to call such a meeting within 21 days from receipt of the relevant notice, the shareholders that requested the general meeting, or any of them representing more than one-half of the total voting rights of all shareholders that requested the meeting, may themselves convene a meeting which must be called within three months after the date on which our board of directors became subject to the requirement to call the meeting. Any such meeting must be convened in the same manner, as nearly as possible, as that in which meetings are required to be convened by our board of directors.

We are required pursuant to the Companies Act 2006 to give at least 21 clear days’ notice of any AGM or any other general meeting of Royal Dutch Shell. However, under the U.K. Corporate Governance Code, we should give at least 20 working-days’ notice for the AGM.

The Articles require that in addition to any requirements under the legislation, the notice for any general meeting must state where the meeting is to be held (the principal meeting place) and the location of any satellite meeting place, which shall be identified as such in the notice. At the same time that notice is given for any general meeting, an announcement of the date, time and place of that meeting will, if practicable, be published in a national newspaper in the Netherlands. The listing rules of the U.K. Listing Authority (the “Listing Rules”), the Euronext Amsterdam rules and the rules of the New York Stock Exchange require us to inform holders of our securities of the holding of meetings which they are entitled to attend.

A shareholder is entitled to appoint a proxy (who is not required to be another shareholder) to represent and vote on behalf of the shareholder at any general meeting of shareholders, including the AGM.

Business may not be transacted at any general meeting, including the AGM, unless a quorum is present. A quorum is two people who are entitled to vote at that general meeting. They can be shareholders who are personally present or proxies for shareholders entitled to vote at that general meeting or a combination of both.

If a quorum is not present within five minutes of the time fixed for a general meeting to start or within any longer period not exceeding one hour which the chairman of the meeting can decide, then: (i) if the meeting was called by shareholders, it will be canceled; and (ii) any other meeting will be adjourned to a day (being not less than 10 days later, excluding the day on which it is adjourned and the day for which it is reconvened), time and place decided upon by the chairman of the meeting. One shareholder present in person or by proxy and entitled to vote will constitute a quorum at any adjourned general meeting.

Record dates

Entitlement to attend and vote at the AGM is determined by reference to our Register of Members. In order to attend and vote at the AGM, a member must be entered on the Register of Members or the register of the Royal Dutch Shell Corporate Nominee no later than the record date. The record date will not be more than 48 hours before the meeting, not taking account of any part of a day that is not a working day.

Voting rights

The Class A ordinary shares and Class B ordinary shares have identical voting rights and vote together as a single class on all matters including the election of directors unless a matter affects the rights of only one class as a separate class. If a resolution affects the rights attached to either class of ordinary shares as a separate class, it must be approved either in writing by shareholders holding at least three-quarters of the issued shares of that class by amount, excluding any shares of that class held as treasury shares, or by special resolution passed at a separate meeting of the registered holders of the relevant class of shares.

It is the intention that all voting at general meetings will take place on a poll. A poll is voting by means of a ballot where the number of shares held by each voting shareholder is counted, as opposed to voting by way of a show of hands where the actual number of shares held by voting shareholders is not taken into account. Under the Companies Act 2006, if a poll is demanded, the resolution conducted on a poll must be approved by holders of at least a majority of the votes cast at the meeting. Special resolutions require the affirmative vote of at least 75% of the votes cast at the meeting to be approved.

On a poll, every holder of Class A ordinary shares or Class B ordinary shares present in person or by proxy has one vote for every share he or she holds. This is subject to any rights or restrictions which are given to any class of shares in accordance with the Articles. No shareholder is entitled to vote if he or she has been served with a restriction order after failure to provide us with information concerning interests in his or her shares required to be provided under section 793 of the Companies Act 2006.

Major shareholders have no differing voting rights.

Dividend rights and rights to share in our profit

Under the applicable laws of England and Wales, dividends are payable on Class A ordinary shares and Class B ordinary shares only out of profits available for distribution, as determined in accordance with the Companies Act 2006 and under International Financial Reporting Standards.

Subject to the Companies Act 2006, if our board of directors considers that our financial position justifies the declaration of a dividend, we can pay an interim dividend. Our shareholders can declare dividends by passing an ordinary resolution. Dividends cannot exceed the amount recommended by our board of directors.

It is the intention that dividends will be declared and paid quarterly. Dividends are payable to persons registered as shareholders on the record date relating to the relevant dividend. All dividends will be divided and paid in proportions based on the amounts paid up on our shares during any period for which that dividend is paid.

Dividends are declared in U.S. dollars and we announce the euro and sterling equivalent amounts at a later date using a market exchange rate. Dividends declared on Class A ordinary shares are paid by default in euros, although holders of Class A ordinary shares are able to elect to receive dividends in sterling. Dividends declared on Class B ordinary shares are paid by default in sterling, although holders of Class B ordinary shares are able to elect to receive dividends in euros. Dividends declared on ADSs are paid in U.S. dollars.

Any dividend or other money payable in cash relating to a share can be paid by sending a check, warrant or similar financial instrument payable to the shareholder entitled to the dividend by post addressed to the shareholder’s registered address. Alternatively, it can be made payable to someone else named in a written instruction from the shareholder (or all joint shareholders) and sent by post to the address specified in that instruction.

A dividend can also be paid by inter-bank transfer or by other electronic means (including payment through CREST) directly to an account with a bank or other financial institution (or another organization operating deposit accounts if allowed by us) named in a written instruction from the person entitled to receive the payment under article 121 of the Articles. Such an account is to be an account in the U.K. unless the share on which the payment is to be made is held by Euroclear Nederland and is subject to the Dutch Securities Giro Act. Alternatively, a dividend can be paid in some other way requested in writing by a shareholder (or all joint shareholders) and agreed to by us. We will not be responsible for a payment which is lost or delayed.

Where any dividends or other amounts payable on a share have not been claimed, our board of directors can invest them or use them in any other way for our benefit until they are claimed. We will not be a trustee of the money and will not be liable to pay interest on it. If a dividend or other money has not been claimed for 12 years after being declared or becoming due for payment, it will be forfeited and returned to us, unless the board of directors decides otherwise.

We expect that dividends on outstanding Class B ordinary shares will be paid under the Dividend Access Mechanism described below. The Articles provide that if any amount is paid by the issuer of the dividend access share by way of dividend on the dividend access share and paid by the Dividend Access Trustee to any holder of Class B ordinary shares, the dividend that we would otherwise pay to such holder of Class B ordinary shares will be reduced by an amount equal to the amount paid to such holder of Class B ordinary shares by the Dividend Access Trustee.

Issuance of additional shares; other changes in share capital

Subject to applicable law and the Articles, we can issue shares with any rights or restrictions attached to them as long as this is not restricted by any rights attached to existing shares. These rights or restrictions can be decided either by an ordinary resolution passed by our shareholders, or by the board of directors as long as there is no conflict with any resolution passed by our shareholders. Accordingly, without further shareholder approval but subject to the limitations described above, including pre-emption rights, the board of directors could issue one or more series of preferred shares and establish the rights, preferences, redemption terms and other provisions of those shares.

Subject to applicable law and the provisions of the Articles, shareholders can pass an ordinary resolution to do any of the following:

(i)	consolidate and divide, all or any of our share capital into shares of a larger nominal amount than the existing shares; and

(ii)	sub-divide some or all of our shares into shares of a smaller nominal amount than the existing shares.

The resolution can provide that holders of the divided shares will have different rights and restrictions if those rights or restrictions are of a kind which Royal Dutch Shell can apply to new shares.

Subject to applicable law and the provisions of the Articles, shareholders can pass a special resolution to reduce our share capital, any capital redemption reserve, any share premium account or any other undistributable reserve in any way.

We may, subject to applicable law and existing shareholder rights, and to any requirements imposed by any relevant listing authority in respect of securities admitted to listing, purchase our own shares including redeemable shares.

The board of directors can decide the terms and conditions on which any shares in Royal Dutch Shell are issued. The board of directors is free to decide with whom it deals, when it deals with the shares and the terms on which it deals with the shares. However, it must take account of the provisions of applicable legislation relating to authority, pre-emption rights and other matters, the provisions of the Articles, any resolution passed by the shareholders and any rights attached to existing shares.

Under the Companies Act 2006, our board of directors may not allot shares in Royal Dutch Shell or grant rights to subscribe for or to convert any securities into shares in Royal Dutch Shell unless they are authorised to do so by the Articles or by a shareholder resolution. Any such authorisation must state the maximum amount of shares that may be allotted under it and must specify the date on which it will expire (not to exceed five years from the date on which the authorisation is given). At our 2017 AGM, shareholders passed a resolution authorizing the board of directors to allot ordinary shares or grant rights to subscribe for or convert any securities into ordinary shares, up to an aggregate nominal amount of €190 million. This authority was passed in compliance with institutional investor guidelines, and will apply until the earlier of the end of our AGM in 2018 or the close of business on August 23, 2018 (unless previously renewed, revoked, or varied by Royal Dutch Shell in a general meeting).

Rights in a winding up

If Royal Dutch Shell is wound up (whether voluntarily or compulsorily) the liquidator can distribute to shareholders any assets remaining after the liquidator’s fees and expenses have been paid and all sums due to prior ranking creditors (as defined under the laws of England and Wales) have been paid.

Under the Articles, the holders of the sterling deferred shares would be entitled (such entitlement ranking in priority to the rights of holders of ordinary shares) to receive an amount equal to the aggregate of the capital paid up or credited as paid up on each sterling deferred share but would not otherwise be entitled to participate further in the profits or assets of Royal Dutch Shell. Any assets remaining after the entitlements of the holders of sterling deferred shares are satisfied would be distributed to the holders of Class A and Class B ordinary shares pro rata according to their shareholdings.

Redemption provisions

Ordinary shares are not subject to any redemption provisions.

Sinking fund provisions

Ordinary shares are not subject to any sinking fund provision under the Articles or as a matter of the laws of England and Wales.

Liability to further calls

No holder of our ordinary shares will be required to make additional contributions of capital in respect of our ordinary shares in the future.

Discriminating provisions

There are no provisions in the Articles discriminating against a shareholder because of his/her ownership of a particular number of shares.

Variation of Rights

The Companies Act 2006 provides that the Articles can be amended by a special resolution of our shareholders.

The Articles provide that, if permitted by legislation, the rights attached to any class of shares can be changed if this is approved either in writing by shareholders holding at least three-quarters of the issued shares of that class by amount (excluding any shares of that class held as treasury shares) or by a special resolution passed at a separate meeting of the holders of the relevant class of shares. At each such separate meeting, all of the provisions of the Articles relating to proceedings at a general meeting apply, except that: (i) a quorum will be present if at least one shareholder who is entitled to vote is present in person or by proxy who owns at least one- third in amount of the issued shares of the relevant class (excluding any shares of that class held as treasury shares); (ii) any shareholder who is present in person or by proxy and entitled to vote can demand a poll; and (iii) at an adjourned meeting, one person entitled to vote and who holds shares of the class, or his or her proxy, will be a quorum. These provisions are not more restrictive than required by the laws of England and Wales.

Limitations on rights to own shares

There are no limitations imposed by the applicable laws of England and Wales or the Articles on the rights to own shares, including the right of non-residents or foreign persons to hold or vote our shares, other than limitations that would generally apply to all of our shareholders.

Transfer of shares

Unless the Articles provide otherwise, a shareholder may transfer some or all of his/her shares in certificated form to another person. A transfer of certificated shares must be either in the usual standard form or in any other form approved by the board of directors. The share transfer form for certificated shares must be signed or made effective in some other way by or on behalf of the person making the transfer.

In the case of a transfer of a certificated share, where the share is not fully paid, the share transfer form must also be signed or made effective in some other way by or on behalf of the person to whom the share is being transferred.

Unless the Articles provide otherwise, a shareholder may transfer some or all of his/her shares in uncertificated form through CREST (the computerized settlement system to facilitate the transfer of title to shares in uncertificated form operated by Euroclear U.K. & Ireland Limited). Provisions of the Articles do not apply to any uncertificated shares to the extent that those provisions are inconsistent with the holding of shares in uncertificated form or with the transfer of shares through CREST.

The person making a transfer will continue to be treated as a shareholder until the name of the person to whom the share is being transferred is put on the register for that share.

Our board of directors may, without giving any reasons, refuse to register the transfer of any shares which are not fully paid. Our board of directors may also refuse to register the transfer of any shares in the following circumstances:

Certificated shares

(i)	A share transfer form cannot be used to transfer more than one class of shares. Each class needs a separate form;

(ii)	Transfers may not be in favor of more than four joint holders; and

(iii)

The share transfer form must be properly stamped or certified or otherwise shown to our board of directors to be exempt from stamp duty and must be accompanied by the relevant share certificate and such other evidence of the right to transfer as our board of directors may reasonably require.

Uncertificated shares

(i)	Registration of a transfer of uncertificated shares can be refused in the circumstances set out in the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755), as amended from time to time; and

(ii)	Transfers may not be in favor of more than four joint holders.

Title to certificated shares will be evidenced by entry in the register of our members and title to uncertificated shares will be evidenced by entry in the operator register maintained by Euroclear U.K. & Ireland (which forms part of the register of our members).

Our board of directors may refuse to register a transfer of any certificated shares by a person with a 0.25% or greater holding of the existing capital (calculated excluding any shares held as treasury shares) if such a person has received a restriction notice (as defined in the Articles) after failure to provide us with information concerning interests in these shares required to be provided under the legislation unless our board of directors is satisfied that they have been sold outright to an independent third party. Under section 771 of the Companies Act 2006, when a transfer of shares has been lodged with Royal Dutch Shell, Royal Dutch Shell must either: (i) register the transfer; or (ii) give the transferee notice of refusal to register, together with its reasons for such refusal, in each case as soon as practicable, and in any event within two months after the date on which the transfer was lodged with it.

Dividend Access Mechanism for Class B ordinary shares

General

Class A ordinary shares and Class B ordinary shares are identical, except for the Dividend Access Mechanism, which will only apply to the Class B ordinary shares.

Dividends paid on Class A ordinary shares have a Dutch source for tax purposes and are subject to Dutch withholding tax.

It is the expectation and the intention, although there can be no certainties, that holders of Class B ordinary shares will receive dividends through the Dividend Access Mechanism. Any dividends paid on the Dividend Access Shares will have a U.K. source for U.K. and Dutch tax purposes. There will be no Dutch withholding tax on such dividends and certain holders (not including U.S. holders of Class B ordinary shares or Class B ADSs) will be entitled to a U.K. tax credit in respect of their proportional shares of such dividends. For further details regarding the tax treatment of dividends paid on the Class A and Class B ordinary shares and ADSs, please refer to “Taxation”.

Description of Dividend Access Mechanism

Under the Dividend Access Mechanism, the Shell Dividend Access Share has been issued by Shell Transport to the Dividend Access Trustee. Pursuant to the Dividend Access Trust, the Dividend Access Trustee holds any amounts paid to it by way of dividend on the Shell Dividend Access Share in trust for the holders of Class B ordinary shares from time to time and arranges for prompt disbursement of such dividends to holders of Class B ordinary shares. Following the announcement of a dividend by Royal Dutch Shell on the Class B ordinary shares, Shell Transport may declare, or resolve to pay, a dividend on the Shell Dividend Access Share. Shell Transport may not declare, or resolve to pay, a dividend on the Shell Dividend Access Share before Royal Dutch Shell announces a dividend on the Class B ordinary shares and in no event may the aggregate amount of the dividend paid by Shell Transport under the Dividend Access Mechanism for a particular period exceed the aggregate amount of the dividend announced by the Royal Dutch Shell board of directors (“Royal Dutch Shell Board”) on the Class B ordinary shares in respect of the same period.

All dividends with respect to Class B ordinary shares have been paid under the Dividend Access Mechanism since it was put in place in 2005.

On February 15, 2016, Royal Dutch Shell acquired the entire issued share capital of BG pursuant to a court-sanctioned scheme of arrangement under Part 26 of the Companies Act 2006 (the “Combination”). Following the completion of the Combination, the Dividend Access Trustee was allotted and issued the BG Dividend Access Share, such that dividends paid by BG on the BG Dividend Access Share form part of the Dividend Access Mechanism described above. As is the case in respect of the Dividend Access Mechanism in relation to Shell Transport, interest and other income earned on unclaimed dividends are for the account of Shell Transport and BG and any dividends which are unclaimed after 12 years revert to Shell Transport and BG (as applicable). Holders of Class B ordinary shares do not have any interest in either Dividend Access Share and do not have any rights against Shell Transport or BG as issuers of the Dividend Access Shares. The only assets held in trust for the benefit of the holders of Class B ordinary shares are the amounts paid to the Dividend Access Trustee by way of dividend on the Dividend Access Shares.

The declaration and payment of dividends on the Dividend Access Shares will require board action by Shell Transport or BG (as appropriate) and will be subject to any applicable limitations in law (including consideration of the financial position and the amount of distributable reserves of that company) or in the Shell Transport or BG (as appropriate) articles of association in effect. In no event will the aggregate amount of the dividend paid by Shell Transport and BG under the Dividend Access Mechanism for a particular period exceed the aggregate of the dividend announced by the Royal Dutch Shell Board on Class B ordinary shares in respect of the same period.

Operation of the Dividend Access Mechanism

If, in connection with the declaration of dividends by Royal Dutch Shell on the Class B ordinary shares, the board of Shell Transport and/or BG elects to declare and pay a dividend on the Dividend Access Share(s) to the Dividend Access Trustee, the holders of the Class B ordinary shares will be beneficially entitled to receive their share of that dividend pursuant to the declaration of trust (and arrangements will be made to ensure that the dividend is paid in the same currency in which they would have received a dividend from us).

Shell Transport and BG will each only be able to pay a dividend on their respective Dividend Access Shares which represents a proportional amount of the aggregate of any dividend announced by Royal Dutch Shell on the Class B ordinary shares in respect of the relevant period, where such proportions are calculated by reference to, in the case of Shell Transport, the number of Class B ordinary shares in existence prior to completion of the Combination and, in the case of BG, the number of Class B ordinary shares issued as part of the Combination, in each case as against the total number of Class B ordinary shares in issue immediately following completion of the Combination.

If any amount is paid by Shell Transport or BG by way of a dividend on the Dividend Access Shares and paid by the Dividend Access Trustee to any holder of Class B ordinary shares, the dividend which Royal Dutch Shell would otherwise pay on Class B ordinary shares will be reduced by an amount equal to the amount paid to such holders of Class B ordinary shares by the Dividend Access Trustee.

In the event that the Dividend Access Trustee does not pay the full amount of the dividend announced on the Class B ordinary shares to holders of Class B ordinary shares on a cash dividend payment date (even if that amount has been paid to the Dividend Access Trustee), Royal Dutch Shell will have a full and unconditional obligation to pay immediately an amount equal to the shortfall to the holders of Class B ordinary shares. The right of holders of Class B ordinary shares to receive distributions from the Dividend Access Trustee will be reduced by an amount equal to the amount of any payment actually made by Royal Dutch Shell on account of any dividend on Class B ordinary shares.

If, for any reason, no dividend is paid on the Dividend Access Shares, holders of Class B ordinary shares will only receive dividends from Royal Dutch Shell directly. Any payment by Royal Dutch Shell will be subject to Dutch withholding tax (unless an exemption or (partial) refund is obtained under Dutch law or under the provisions of an applicable tax treaty).

The Dutch tax treatment of dividends paid under the Dividend Access Mechanism has been confirmed by the Dutch Revenue Service in an agreement (“vaststellingsovereenkomst”) with Royal Dutch Shell and Royal Dutch Petroleum Company dated October 26, 2004, as supplemented and amended by an agreement between the same parties dated April 25, 2005, and pursuant to the final settlement agreement dated November 9, 2015 (“Final Settlement Agreement”). The agreements state, among other things, that dividend distributions on Dividend Access Shares by Shell Transport and/or BG will not be subject to Dutch dividend withholding tax provided that the Dividend Access Mechanism is structured and operated in a manner which is substantially identical to the operation of the Dividend Access Mechanism prior to completion of the Combination.

Shell Transport and BG may decide not to pay dividends via the Dividend Access Mechanism, or the Dividend Access Mechanism itself may be discontinued, in each case at any time, for any reason and without financial recompense. Accordingly, there can be no certainty that holders of Class B ordinary shares will receive dividends via the Dividend Access Mechanism.

Royal Dutch Shell may not extend the Dividend Access Mechanism to any future issuances of Class B ordinary shares without prior consultation with the Dutch Revenue Service. Confirmation has been obtained from the Dutch Revenue Service in relation to the Dutch tax treatment of the Class B ordinary shares as set out in the Final Settlement Agreement. Accordingly, Royal Dutch Shell would not expect to issue additional Class B ordinary shares unless such confirmation were obtained or Royal Dutch Shell were to determine that the continued operation of the Dividend Access Mechanism was unnecessary. Any further issue of Class B ordinary shares is subject to advance consultation with the Dutch Revenue Service.

The daily operations of the Dividend Access Trust are administered on behalf of Royal Dutch Shell by the Dividend Access Trustee. Material financial information of the Dividend Access Trust is included in the Consolidated Financial Statements of Royal Dutch Shell and is therefore subject to the same disclosure controls and procedures as Royal Dutch Shell.

Manner of holding shares

There are several ways in which our registered shares or an interest in these shares can be held, including:

•	directly as registered shares in uncertificated form or in certificated form in a shareholder’s name;

•	indirectly through Euroclear Nederland (in respect of which the Dutch Securities Giro Act is applicable);

•	through our Corporate Nominee Service (as defined below); and

•	as a direct or indirect holder of either a Class A or Class B ADS (see the “Description of Royal Dutch Shell American Depositary Shares” section of this prospectus).

Holdings through Euroclear Nederland

We expect that the Intermediary or, if applicable, other bank or financial institution where a person who holds interests in our shares through Euroclear Nederland maintains a relevant securities account will send such person a statement detailing the interests in our shares such person holds through Euroclear Nederland. However, whether and, if so, how they do so, will depend on the individual arrangements between such Intermediary or other bank or financial institution and that person.

Euroclear Nederland has indicated that each person who holds interests in our shares through it will be able to exercise rights relating to those shares such that he/she will (subject to the individual arrangements between that person and the Intermediary or other bank or financial institution where that person maintains a relevant securities account):

•	be able to attend and speak at, all of our general meetings;

•	be able to give directions as to voting at all of our general meetings; and

•	be able to receive dividends via Euroclear Nederland and participate in capital events,

in each case, so far as is possible in accordance with the Dutch Securities Giro Act, other applicable law and the Euroclear Nederland rules and regulations issued pursuant to the Dutch Securities Giro Act and further subject to compliance by all concerned with any applicable policies and procedures.

Holdings through the Corporate Nominee Service

In order to allow the persons who hold our shares through the corporate nominee service provided by Equiniti Financial Services Limited (the “Corporate Nominee Service”) to exercise rights relating to those shares, we have entered into an agreement with Equiniti Financial Services Limited (the “Corporate Nominee”) requiring it to ensure that persons holding our shares through the Corporate Nominee Service will:

•	receive notices of, and be able to attend and speak at, all of our general meetings;

•	be able to give directions as to voting at all of our general meetings;

•	have made available to them and be sent, on request, copies of our annual report and accounts and all the other documents issued to shareholders by us;

•	be able to receive dividends via the Corporate Nominee Service;

•	be able to participate in capital events in the same manner as registered holders of the same class of our shares; and

•	be treated in the same manner as registered holders of the same class of our shares in respect of all other rights attaching to those shares,

in each case, so far as is possible in accordance with the Uncertificated Securities Regulations 2001 and other applicable law. In particular, residents in, or citizens of, jurisdictions outside the U.K. should be aware that they will not be able to participate in capital events as registered holders of our shares unless the Corporate Nominee is satisfied that such participation or treatment would not breach any applicable laws or regulations in those jurisdictions.

It is the responsibility of persons resident in, or citizens of jurisdiction outside the U.K. to inform themselves of, and to satisfy themselves as to the full observance of, the laws of the relevant jurisdiction in connection with any applicable legal requirements in respect of holding our shares through the Corporate Nominee Service, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with other necessary formalities that are required to be observed. If, due to applicable legal requirements, it is not permissible or practical to hold our shares through the Corporate Nominee Service, persons resident in, or citizens of, that jurisdiction should request that they be sent a share certificate for the ordinary shares to which they are entitled.

For so long as a person holds our shares through the Corporate Nominee Service, we will ensure that the Corporate Nominee sends each such person a statement of his/her holding of our shares at least once a year.

Change in the manner of holding our shares

Holders of our shares may, subject as set out below, change the manner in which they hold such shares. The ability to change the manner of holding our shares is subject to, in each case, compliance with any relevant regulatory requirements and, in respect of holdings through the Corporate Nominee Service, the agreement of the Corporate Nominee and acceptance by the holder of our shares of the terms and conditions of the Corporate Nominee Service.

Holders of our shares who wish to change the manner in which they hold such shares are urged to consult their own legal, tax and financial advisers with respect to the legal, tax and cost consequences of any such change.

Repurchase of shares

Subject to applicable law and the Articles, we may purchase our own shares if: (i) in the case of an open-market purchase, authority to make the market purchase has been given by an ordinary resolution of our shareholders; or (ii) in the case of an off-market purchase, authority has been given by a special resolution. However, the guidance from the Investment Management Association is that authority to repurchase shares on market should be given by special resolution. We can only repurchase our own shares out of distributable reserves or the proceeds of a new issuance of shares made for the purposes of funding the repurchase.

Authority to operate our share buy-back program was renewed by a special resolution passed by our shareholders at our 2017 AGM authorizing us to repurchase, subject to certain limitations, up to 817 million ordinary shares.

In 2004 we entered into agreements with the Dutch Revenue Service regarding certain Dutch dividend withholding tax consequences of the repurchase of both Class A ordinary shares and Class B ordinary shares. We must consider Dutch tax consequences whenever we decide to repurchase ordinary shares. See “Taxation — Dutch Taxation — Dutch taxation of Ordinary Shares and ADSs — Withholding tax on dividend payments.” In connection with our share buy-back program, we expect to repurchase only Class A ordinary shares, which will be cancelled upon such repurchase, because we believe it is currently more economic for us to repurchase Class A ordinary shares under such Dutch tax rules. However, in the future, we may decide to repurchase Class B ordinary shares if we determine that it becomes equally as or more economic than purchasing Class A ordinary shares under such Dutch tax rules.

Shareholders’ pre-emption rights

Under the Companies Act 2006, any equity shares issued by us for cash must first be offered to existing shareholders in proportion to their existing holdings (the shareholders’ pre-emption rights). Both the Companies Act 2006 and the Listing Rules allow for the disapplication of the shareholders’ pre-emption rights. The pre-emption rights may be waived by a special resolution of the shareholders, either generally or specifically, for a maximum period not exceeding five years.

At our 2017 AGM, shareholders passed a special resolution giving our board of directors the authority to allot ordinary shares (or to sell treasury shares), up to an aggregate nominal amount of €28 million (in the case of the allotment of shares in Royal Dutch Shell, such amount to form part of the total €190 million aggregate nominal amount authorized by shareholders at the 2017 AGM in relation to the allotment by the board of directors of ordinary shares or the granting of rights by the board of directors to subscribe for or convert any securities into ordinary shares), without first offering them to existing shareholders in proportion to their existing shareholdings. This authority was passed in compliance with institutional investor guidelines, and will apply until the earlier of the end of our AGM in 2018 or the close of business on August 23, 2018.

Ability to pay commission on shares and to issue shares at a discount

In connection with any share issued, we can use all the powers given by applicable law to pay commissions or brokerage. Subject to the provisions of applicable laws and the Articles, we can pay the commission in cash or by allotting fully or partially-paid shares or other securities or by a combination of both. The Listing Rules limit the maximum discount under which shares may be issued in an open offer, placing, vendor consideration placing, offer for subscription of equity shares or an issue out of treasury to 10% of the middle market price of those shares at the time of announcing the terms of the offer or at the time of agreeing the placing (as the case may be). Furthermore, shares may not be allotted at less than their par value.

Disputes between a shareholder or ADS holder and Royal Dutch Shell, any subsidiary, director or professional service provider

The Articles provide that, subject to certain exceptions, all disputes (i) between a shareholder in such capacity and Royal Dutch Shell and/or its directors, arising out of or in connection with the Articles or otherwise; (ii) so far as permitted by law, between Royal Dutch Shell and any of its directors in their capacities as such or as its employees, including all claims made by Royal Dutch Shell or on its behalf against its directors; (iii) between a shareholder in such capacity and Royal Dutch Shell’s professional service providers (which could include its auditors, legal counsel, bankers and ADS depositaries); and (iv) between Royal Dutch Shell and its professional service providers arising in connection with any claim within the scope of (iii) above, shall be exclusively and finally resolved by arbitration in The Hague, the Netherlands under the ICC Rules, as amended from time to time. This would include all disputes arising under U.K., Dutch or U.S. law (including securities laws), or under any other law, between parties covered by the arbitration provision. Accordingly, the ability of shareholders to obtain monetary or other relief, including in respect of securities law claims, may be determined in accordance with these provisions, and the ability of shareholders to obtain monetary or other relief may therefore be limited and their cost of seeking and obtaining recoveries in a dispute may be higher than otherwise would be the case.

The tribunal shall consist of three arbitrators to be appointed in accordance with the ICC Rules. The chairman of the tribunal must have at least 20 years’ experience as a lawyer qualified to practice in a common law jurisdiction which is within the Commonwealth (as constituted on May 12, 2005) and each other arbitrator must have at least 20 years’ experience as a qualified lawyer.

Pursuant to the exclusive jurisdiction provision in the Articles, if a court or other competent authority in any jurisdiction determines that the arbitration requirement described above is invalid or unenforceable in relation to any particular dispute in that jurisdiction, then that dispute may only be brought in the courts of England and Wales, as is the case with any derivative claim brought under the Companies Act 2006. The governing law of the Articles is the substantive law of England and Wales.

Disputes relating to Royal Dutch Shell’s failure or alleged failure to pay all or part of a dividend which has been declared and which has fallen due for payment will not be subject to the arbitration and exclusive jurisdiction provisions of the Articles. Any derivative claim brought under the Companies Act 2006 will not be subject to the arbitration provisions of the Articles.

The governing law of the Articles is the substantive law of England and Wales.

We have incorporated arbitration clauses into all indemnities granted by us to our directors and into all service contracts between directors and our subsidiaries. We have incorporated an arbitration clause into the deposit agreements relating to the Class A ADSs and Class B ADSs which applies as between us and holders of the Class A ADSs and Class B ADSs (but not the depositaries).

Pursuant to the relevant deposit agreement, as summarized under “Description of American Depositary Shares”, each holder of ADSs is bound by the arbitration and exclusive jurisdiction provisions of the Articles as described in that section as if that holder were a shareholder.

Summary of Certain Provisions of Royal Dutch Shell’s Articles

For a description of certain provisions contained in the Articles, see “Change of Control”, “Capital Changes” and “Threshold for Disclosure of Share Ownership”, each respectively included in “Corporate Governance — Articles” on pages 77 and 78 in the 2016 20-F and which are incorporated by reference into this prospectus, and subsequent filings incorporated by reference into this prospectus.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

General

The Bank of New York Mellon, as depositary for the ADSs, will register and deliver the Class A ADSs and Class B ADSs (collectively, “ADSs”). Each Class A ADS will represent two of our Class A ordinary shares (or a right to receive two shares) deposited with the custodian for the depositary. Each Class B ADS will represent two of our Class B ordinary shares (or a right to receive two shares) deposited with the custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The shares and any other securities, cash or other property held under the relevant deposit agreement are referred to as the relevant deposited securities. The depositary’s office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt (“ADR”), which is a certificate evidencing ADSs, registered in your name; or (ii) by having ADSs registered in your name in the Direct Registration System, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, whether certificated or uncertificated, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System (“DRS”) is a system administered by The Depository Trust Company (“DTC”), pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. English law generally governs shareholder rights. The depositary or its nominee will be the holder of the shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement for each class of ADSs among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. As of the date of this prospectus the two deposit agreements are identical, except that each relates to a different class of ordinary shares and the relevant class of ADSs issuable under it. New York law governs the deposit agreements and the ADSs except that the arbitration and exclusive jurisdiction provisions are governed by English law.

The following is a summary of the material provisions of the deposit agreements. For more complete information, you should read the entire relevant deposit agreement and the form of ADRs. The deposit agreement relating to the Class A ADSs and the form of Class A ADS relating thereto, and the deposit agreement relating to the Class B ADSs and the form of Class B ADS relating thereto, are also attached as exhibits to the Capital Stock Form 6-K and incorporated herein by reference. See “Taxation — U.S. Taxation — U.S. Taxation of Ordinary Shares and ADSs” for a description of the material U.S. federal income tax consequences to U.S. holders of holding the ADSs.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on the relevant deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

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Cash. While the depositary may receive cash dividends and other distributions from us in U.S. dollars (in which case no conversion will be required) to the extent the depositary receives a cash dividend or other cash distribution in a currency other than U.S. dollars, the depositary will convert such cash dividend or other distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the U.S. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it does not distribute for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

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Before making a distribution, the depositary will deduct any withholding taxes that must be paid. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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Ordinary shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution on the relevant deposited securities. The depositary will only distribute whole ADSs. It will use its reasonable efforts to sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares.

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Rights to purchase additional shares. If we offer holders of the relevant deposited securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to you. If the depositary decides it is not legal or feasible to make the rights available but that it is practical to sell the rights, the depositary may sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, and you elect to exercise such rights, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the U.S. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

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Other Distributions. The depositary will send to you anything else we distribute on the relevant deposited securities by any means it thinks is equitable and practical. If it cannot make the distribution in that way, the depositary has a choice, after consulting with us. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. However, the depositary is not required to distribute any securities (other than ADSs) to you unless it receives satisfactory assurance from us that it is legal to make that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act of 1933, as amended (the “Securities Act”). We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is deemed illegal or impractical for us to make them available to you.

Deposit and Withdrawal

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the relevant custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs at its office to the persons you request.

How do ADS holders cancel an ADS and obtain shares?

You may surrender your ADSs at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver (i) shares to you or to an account designated by you which (in the case of Class A ordinary shares) may be an account designated by such owner with Euroclear Nederland or an Intermediary; and (ii) any other deposited securities underlying the ADS to you or a person you designate at the office of the respective custodian. Or, in the case of certificated shares, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible.

Voting Rights

How do you vote?

Under the deposit agreements, upon the written request of an ADS holder, the depositary will endeavor to cause the appointment of such holder as its proxy with power to vote the number of shares its ADSs represent. This means that, subject to the procedures described below, if you are a registered holder of ADSs, you will have a right to attend and vote directly at shareholders’ meetings. You also have a right to instruct the depositary how to vote the number of shares your ADSs represent. The depositary will notify you of shareholders’ meetings and arrange to deliver our voting materials to you if we ask it to. Those materials will describe the matters to be voted on and explain how you may vote directly or instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. In order for you to vote, the depositary must receive your request to be a proxy prior to the date specified for each meeting.

The depositary will try, as far as practical, subject to English law and the provisions of the Articles, to vote the number of shares or other relevant deposited securities represented by your ADSs as you instruct. The depositary will only vote or attempt to vote as you instruct.

We cannot ensure that you will receive voting materials or otherwise learn of an upcoming shareholders’ meeting in time to ensure that you can become appointed as a proxy to vote or instruct the depositary to vote your shares.

The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to vote and there may be nothing you can do if your shares are not voted as you requested.

Fees and Expenses

Persons depositing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

• Cancellation of ADSs for the purpose of withdrawal, including if the relevant deposit agreement terminates

• Distribution of securities distributed to holders of deposited securities which are distributed by the respective depositaries to ADS holders

Persons depositing shares or ADS holders must pay:	For:
Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the respective depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement); Converting foreign currency to U.S. dollars

Taxes and other governmental charges payable on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary

Payment of Taxes

The depositary may deduct the amount of any taxes owed from any payments to you. It may also sell deposited securities, by public or private sale, to pay any taxes owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
• Change the nominal or par value of our shares	The cash, shares or other securities received for the account of the depositary will become deposited securities.

• Reclassify, split up or consolidate any of the relevant deposited securities	Each ADS will automatically represent its equal share of the new relevant deposited securities.

• Distribute securities on the relevant deposited securities that are not distributed to you	The depositary may distribute some or all of the securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

• Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	One of the above, as applicable.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreements and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the relevant deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreements if we ask it to do so. The depositary may also terminate the deposit agreements if it has told us that it would like to resign and we have not appointed a new depositary bank within 60 days. In either case, the depositary must notify you at least 30 days before termination.

After termination, the depositary and its agents will do the following under the relevant deposit agreement but nothing else: (1) advise you that the deposit agreement is terminated, (2) collect distributions on the deposited securities, (3) sell rights and other property, and (4) deliver shares and other deposited securities upon surrender of ADSs. Six months or more after termination, the depositary may sell any remaining relevant deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the relevant deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will invest the money in direct obligations of the federal government of the U.S. and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreements expressly limit our obligations and the obligations of the depositary. They also limit our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the relevant deposit agreement without negligence or bad faith;

•	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the relevant deposit agreement;

•	are not liable if either of us exercises discretion permitted under the relevant deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreements on your behalf or on behalf of any other person;

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party; and

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are not liable for the depositary’s or any of its agents’ reliance upon the authority of any information in, or for the depositary’s or any of its agents’ compliance with directions from, any DTC participants in connection with the Direct Registration System.

By holding an ADS or an interest therein you will be agreeing that the depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

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Neither we nor the depositary nor any of our or its respective agents shall be liable to registered or other holders of ADSs or any other third party or parties for any indirect, special, punitive or consequential damages.

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In the deposit agreements, we agree to indemnify the depositary for acting as depositary, except for losses caused by the depositary’s own negligence or bad faith, and the depositary agrees to indemnify us for losses resulting from its negligence or bad faith and in connection with issuance of pre-released ADSs.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares or other property, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other relevant deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the relevant deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying your ADSs

You have the right to cancel your ADSs and withdraw the underlying shares or (in the case of Class A ordinary shares) have shares credited to an account with Euroclear Nederland (in the case of shares held by admitted institutions (aangesloten instellingen) only, as defined in the Dutch Securities Giro Act) or an Intermediary at any time except:

(i)

When temporary delays arise because: (a) the depositary has closed its transfer books or we have closed our transfer books; (b) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (c) we are paying a dividend on our shares.

(ii)	When you or other ADS holders seeking to withdraw shares owe money to pay fees, taxes and similar charges.

(iii)

When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to relevant class of ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreements.

Pre-release of ADSs

The deposit agreements permit the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. Subject to the terms and conditions of the deposit agreements, the pre-release of ADSs may occur only if (i) pre-released ADSs are fully collateralized (marked to market daily) with cash or U.S. government securities in an amount equal to not less than 100% of the market value of the pre-released ADSs held by the depositary for the benefit of owners of the applicable shares (but such collateral shall not constitute deposited securities), (ii) each recipient of pre-released ADSs agrees in writing with the respective depositary that such recipient (a) owns such shares, (b) assigns all beneficial right, title and interest therein to the respective depositary, (c) holds such shares for the account of the respective depositary and (d) will deliver such shares to the respective custodian as soon as practicable and promptly upon demand therefor; and (iii) all pre-released ADSs of the relevant class evidence not more than 20% of all ADSs of that class (excluding those evidenced by pre-released ADSs) or such other percentage as we and the respective depositary may from time to time agree in writing, of the total number of shares of that class represented by ADSs except to the extent, if any, that such limitation is exceeded solely because of the surrender of ADSs subsequent to the execution and delivery of pre- released ADSs in compliance with such limitation. As discussed in “Taxation — U.S. Taxation — U.S. Taxation of Ordinary Shares and ADSs — Deposits, withdrawals, and Pre-Releases”, the U.S. Treasury has expressed concerns regarding certain transactions involving the pre-release of ADSs.

Arbitration

Under the deposit agreements, each holder of ADSs is bound by the arbitration and exclusive jurisdiction provisions of the Articles as if the applicable ADS holder was our shareholder. For a description of the arbitration and exclusive jurisdiction provisions of the Articles see “Description of Royal Dutch Shell Ordinary Shares — Disputes between a shareholder or ADS holder and Royal Dutch Shell, any subsidiary, director or professional service provider”.

Direct Registration System

In the deposit agreements, all parties to the deposit agreements acknowledge that the DRS and Profile Modification System (“Profile”) will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register the transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreements understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code).

Shareholder communications; inspection of register of holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of relevant deposited securities that we make generally available to holders of relevant deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs of the relevant class, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

CLEARANCE AND SETTLEMENT

Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC in the U.S., Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), in Luxembourg and Euroclear Bank S.A./N.V. (“Euroclear”), in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the U.S., its territories and possessions must initially hold their interests through Euroclear, Clearstream, Luxembourg or the clearance system that is described in the applicable prospectus supplement.

The policies of DTC, Euroclear and Clearstream, Luxembourg will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Euroclear or Clearstream, Luxembourg or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Euroclear or Clearstream, Luxembourg or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Euroclear, Clearstream, Luxembourg, and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Euroclear and Clearstream, Luxembourg as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

(i)	DTC is:

(a)	a limited purpose trust company organized under the laws of the State of New York;

(b)	a “banking organization” within the meaning of the New York Banking Law;

(c)	a member of the Federal Reserve System;

(d)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(e)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

(ii)

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

(iii)

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

(iv)	Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

(v)	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

(i)

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

(ii)

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

(iii)

Clearstream, Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

(iv)

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

(v)

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear is the international central securities depositary of the Euroclear group. Euroclear has advised us as follows:

(i)

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financiére) and the National Bank of Belgium (Banque Nationale de Belgique).

(ii)

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

(iii)

Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

(iv)

Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

(v)	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear customers.

(vi)	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

(vii)

Royal Dutch Shell Class B ordinary shares listed on the London Stock Exchange are settled on the CREST system, which is operated by Euroclear U.K. & Ireland, a U.K. subsidiary of Euroclear. The settlement procedures for this system are described in the CREST reference manual, which can be found on Euroclear U.K. & Ireland’s website at www.euroclear.com.

(viii)

Royal Dutch Shell Class A ordinary shares listed on Euronext Amsterdam are settled through Euroclear Nederland, a Dutch subsidiary of Euroclear. The settlement procedures for this system are described on the Euroclear Nederland website at www.euroclear.com.

It should be noted that Euroclear is not involved in the settlement of Class A ordinary shares and Class B ordinary shares between CREST and Euroclear Nederland.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures — DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same- day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures — Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable for such securities in their respective settlement systems.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

We understand that secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, securities settlement at DTC will be free of payment. If payment is made other than in U.S. Dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable for such securities in their respective settlement systems.

Trading between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same- day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to preposition funds and will allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the U.S.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the U.S. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAXATION

U.S. Taxation

This section describes the material U.S. federal income tax consequences of acquiring, owning and disposing of securities we may offer pursuant to this prospectus. It applies to you only if you acquire the offered securities in an offering or offerings contemplated by this prospectus and you hold the offered securities as capital assets for tax purposes. This section, to the extent it represents a discussion of U.S. federal income tax law, is the opinion of Cravath, Swaine & Moore LLP, U.S. counsel to the issuer.

This section applies to you only if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of an offered security and you are for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•	a corporation, or entity taxable as a corporation, that was created or organized under the laws of the U.S. or any of its political subdivisions;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (ii) the trust has made a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a financial institution;

•	in the case of warrants, ordinary shares or ADSs, a person that actually or constructively owns 10% or more of the voting stock of Royal Dutch Shell;

•

a person that holds offered securities as part of a straddle or a hedging or conversion transaction (including, in the case of debt securities, debt securities owned as a hedge, or that are hedged, against interest rate or currency risks), or as part of a constructive sale or other integrated financial transaction;

•	a person who is an investor in a pass through entity (such as a partnership);

•	a person who acquires shares through the exercise of options, or otherwise as compensation, or through a tax-qualified retirement plan;

•	a U.S. expatriate;

•	holders of options granted under any benefit plan;

•	a person liable for alternative minimum tax; or

•	a person whose functional currency is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the offered securities, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the offered securities, you should consult your tax advisor.

This summary does not address the alternative minimum tax, any non-income tax (such as estate or gift taxes) or any state, local or non-U.S. tax consequences of the acquisition, ownership or disposition of our securities.

You are urged to consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of acquiring, owning and disposing of offered securities in your particular circumstances.

U.S. Taxation of Ordinary Shares and ADSs

Taxation of Cash Distributions. The gross amount of any cash distribution (other than in liquidation, and before reduction for any applicable Dutch tax withholding) that a U.S. holder receives with respect to Royal Dutch Shell’s ordinary shares or ADSs generally will be includible in such U.S. holder’s gross income on the day on which, in the case of a holder of our ordinary shares, such holder receives such distribution or, in the case of a holder of our ADSs, the depositary receives such distribution on behalf of the holder of the applicable ADSs. The tax treatment of the distribution will depend on the amount of the distribution and the amount of the U.S. holder’s adjusted tax basis in the applicable ordinary shares or ADSs as follows:

•

Distributions paid by Royal Dutch Shell with respect to the underlying ordinary shares will be taxed as ordinary dividends to the extent such distributions do not exceed Royal Dutch Shell’s current or accumulated earnings and profits (“E&P”), as calculated for U.S. federal income tax purposes. The current maximum income tax rate imposed on certain dividends received by U.S. holders that are individuals is 20% (the “Reduced Rate”), so long as certain holding period requirements are met and Royal Dutch Shell is a Qualified Foreign Corporation (“QFC”) and not a passive foreign investment company (a “PFIC”), each as defined in the Code. We believe that Royal Dutch Shell is a QFC and is not a PFIC. As a result, dividends received by individual U.S. holders will generally constitute qualified dividend income for U.S. federal income tax purposes and be eligible for the Reduced Rate (see “— Taxation of Sale or Other Disposition”). There can be no assurance, however, that Royal Dutch Shell will continue to be considered a QFC or that Royal Dutch Shell will not be classified as a PFIC in the future. Thus, there can be no assurance that Royal Dutch Shell’s dividends will continue to be eligible for the Reduced Rate. Special rules apply for purposes of determining the recipient’s investment income (which limits deductions for investment interest) and non-U.S. source income (which may affect the amount of foreign tax credit) and to certain extraordinary dividends.

•	Because Royal Dutch Shell is not a U.S. corporation, dividends Royal Dutch Shell pays generally will not be eligible for the dividends received deduction allowable to corporations under the Code.

•

To the extent that distributions by Royal Dutch Shell exceed its current or accumulated E&P but do not exceed such U.S. holder’s adjusted tax basis in Royal Dutch Shell’s ordinary shares or ADSs, such distributions will be treated as a tax-free return of capital, to both individual and corporate U.S. holders.

•

As a return of capital, such distribution will reduce such U.S. holder’s adjusted tax basis in the ordinary shares or ADSs on a dollar-for-dollar basis (thereby increasing any gain or decreasing any loss on a future disposition of the ordinary shares or ADSs).

•

To the extent that the distributions exceed both Royal Dutch Shell’s current or accumulated E&P and the U.S. holder’s adjusted tax basis in the ordinary shares or ADSs, such U.S. holder will be taxed as having recognized gain on the sale or disposition of the ordinary shares or ADSs (see “— Taxation of Sale or Other Disposition”).

•

It is anticipated that dividends on Royal Dutch Shell’s ADSs will be announced and paid to the depositary in U.S. dollars, and holders of Royal Dutch Shell ADSs will receive dividend payments in U.S. dollars from the depositary. The U.S. holder would include in gross income as a dividend the U.S. dollar amount received by the depositary, plus any applicable Dutch withholding tax. It is anticipated that dividends on Royal Dutch Shell ordinary shares will be announced in U.S. dollars but the dividend will be distributed in euros or pounds sterling. The U.S. holder would include in gross income as a dividend the amount as received, plus any applicable Dutch withholding tax, calculated by reference to the exchange rate in effect on the day the U.S. holder receives the dividend.

Dividend Withholding Tax. Dividends distributed by Royal Dutch Shell on ordinary shares and ADSs will not be subject to U.K. tax withholding but may be subject to Dutch tax withholding, depending on ordinary share or ADS holdings of the U.S. holder.

A holder of Class A ordinary shares or Class A ADSs is generally subject to Dutch dividend withholding tax on dividends distributed by Royal Dutch Shell (see “Dutch Taxation — Dutch Taxation of Ordinary Shares and ADSs”). However, for U.S. holders whose dividends are subject to this Dutch dividend withholding tax, a foreign tax credit may be available to offset a portion of their U.S. federal income tax, as noted in the following paragraph.

Dividends paid by Royal Dutch Shell generally will be treated as foreign source income for U.S. foreign tax credit limitation purposes. Subject to certain limitations, U.S. holders may elect to claim a foreign tax credit against their U.S. federal income tax liability for non-U.S. tax withheld (if any) from dividends received in respect of the ordinary shares or ADSs. (See “— Dutch Taxation — Dutch Taxation of Ordinary Shares and ADSs — Withholding tax on dividend payments” for a discussion of Dutch withholding taxes and applicable treaty exemptions.) The limitation on non-U.S. taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends paid in respect of Royal Dutch Shell’s ordinary shares or ADSs generally will be “passive category income” and therefore any U.S. federal income tax imposed on these dividends cannot be offset by excess foreign tax credits that such U.S. holders may have from non-U.S. source income not qualifying as passive income. In the case of certain types of U.S. holders, any such dividends may be treated as “general category income” for purposes of calculating the U.S. foreign tax credit limitations. U.S. holders that do not elect to claim a foreign tax credit may instead claim a deduction for non-U.S. tax withheld (if any).

If holders of Class B ordinary shares or Class B ADSs receive dividends directly from Royal Dutch Shell and not under the Dividend Access Mechanism, those dividends will generally be taxed in the same manner as the Class A ordinary shares or Class A ADSs (see the discussion immediately above). However, if holders of Class B ordinary shares and Class B ADSs receive dividends under the Dividend Access Mechanism, there will be no Dutch withholding tax to consider.

Taxation of Sale or Other Disposition. A U.S. holder generally will recognize capital gain or loss upon a sale or other disposition of ordinary shares or ADSs in an amount equal to the difference between the amount realized on their disposition and such U.S. holder’s adjusted tax basis in the ordinary shares or ADSs.

Under current law, capital gains realized by corporate and individual taxpayers generally are subject to U.S. federal income taxes at the same rate as ordinary income, except that long-term capital gains realized by noncorporate U.S. holders are currently subject to U.S. federal income taxes at a maximum rate of 20%. Certain limitations exist on the deductibility of capital losses by both corporate and individual taxpayers. Capital gains and losses on the sale or other disposition by a U.S. holder of ordinary shares or ADSs generally should constitute gains or losses from sources within the U.S.

For cash basis U.S. holders who receive foreign currency in connection with a sale or other taxable disposition of ordinary shares or ADSs, the amount realized will be based on the U.S. dollar value of the foreign currency received with respect to such ordinary shares or ADSs as determined on the settlement date of such sale or other taxable disposition.

Accrual basis U.S. holders may elect the same treatment required of cash basis taxpayers with respect to a sale or other taxable disposition of ordinary shares or ADSs, provided that the election is applied consistently from year to year. Such election may not be changed without the consent of the U.S. Internal Revenue Service. Accrual basis U.S. holders who or which do not elect to be treated as cash basis taxpayers (pursuant to the U.S. Treasury regulations applicable to foreign currency transactions) for this purpose may have a foreign currency gain or loss for U.S. federal income tax purposes because of differences between the U.S. dollar value of the foreign currency received prevailing on the date of the sale or other taxable disposition of ordinary shares or ADSs and the date of payment. Any such foreign currency gain or loss generally will constitute gain or loss from sources within the U.S. and generally will be treated as ordinary income or loss and would be in addition to gain or loss, if any, recognized on the sale or other taxable disposition of ordinary shares or ADSs.

Deposits, Withdrawals and Pre-Releases. Deposits and withdrawals by U.S. holders of ordinary shares in exchange for ADSs and of ADSs in exchange for ordinary shares will not be subject to any U.S. federal income tax. The U.S. Treasury Department, however, has expressed concerns that parties involved in transactions where depositary shares are pre-released may be taking actions that are not consistent with the claiming of foreign tax credits by the holders of the applicable ADSs. Accordingly, the analysis of the creditability of non-U.S. withholding taxes described above could be affected by future actions that may be taken by the U.S. Treasury Department.

U.S. Backup Withholding and Information Reporting. In general, information reporting requirements will apply to payments of dividends on ordinary shares or ADSs and the proceeds of certain sales of ordinary shares or ADSs in respect of U.S. holders other than certain exempt persons (such as corporations). A backup withholding tax (at a rate of 28%) will apply to such payments if the U.S. holder fails to provide a correct taxpayer identification number or other certification of exempt status or, with respect to certain payments, the U.S. holder fails to report in full all dividend and interest income and the U.S. Internal Revenue Service notifies the payer of such under-reporting. Amounts withheld under the backup withholding rules may be credited against a holder’s U.S. federal tax liability, and a refund of any excess amounts withheld under the backup withholding rules may be obtained by filing the appropriate claim form with the U.S. Internal Revenue Service.

U.S. Taxation of Warrants

A prospectus supplement will describe, if applicable, the U.S. federal income tax consequences of your ownership of warrants and any equity or debt securities issued together with them.

U.S. Taxation of Debt Securities

This discussion deals only with debt securities that are treated as indebtedness for U.S. federal income tax purposes. The U.S. federal income tax consequences of owning debt securities that are not so treated will be discussed in an applicable prospectus supplement.

Merger and Consolidation/Substitution of Issuer

If we engage in the activities described under “Description of Debt Securities — Provisions Applicable to Each Indenture — Consolidation, Merger and Sale of Assets” or “Description of Debt Securities — Provisions Applicable to Each Indenture — Substitution of Shell Finance as Issuer”, a U.S. holder could be treated for U.S. federal income tax purposes as having constructively exchanged its debt securities for new debt securities in a taxable transaction, resulting in realization of gain or loss. U.S. holders are urged to consult their tax advisors with regard to whether our engaging in such activities results in a constructive exchange and, if so, the U.S. federal income tax consequences of such constructive exchange and of holding the new debt securities such holder is deemed to receive.

Additional Amounts

All references to principal, interest or other amounts payable on the debt securities include any additional amounts payable by Royal Dutch Shell as described in “Description of Debt Securities — Provisions Applicable to Each Indenture — Payment of Additional Amounts”.

Interest

The tax treatment of interest paid on the debt securities depends upon whether the interest is “Qualified Stated Interest”. A debt security may have some interest that is Qualified Stated Interest and some that is not.

“Qualified Stated Interest” is any interest that meets all the following conditions:

•	It is payable at least once each year in cash or property (other than additional debt securities).

•	It is payable over the entire term of the debt security.

•	It is payable at a single fixed rate or under a single formula.

•	The debt security has a maturity of more than one year from its issue date.

If any interest on a debt security is Qualified Stated Interest, then

•	If the U.S. holder is a cash method taxpayer (including most individual holders), such U.S. holder must report that interest in income when received.

•	If the U.S. holder is an accrual method taxpayer, such U.S. holder must report that interest in income as it accrues.

If any interest on a debt security is not Qualified Stated Interest, it is subject to the rules for original issue discount (“OID”) described below.

Subject to certain limitations, U.S. holders may elect to claim a foreign tax credit against their U.S. federal income tax liability for non-U.S. tax withheld (if any) from interest received in respect of debt securities. Interest paid on, and OID, if any, accrued with respect to the debt securities that are issued by Royal Dutch Shell or Shell Finance will constitute income from sources outside the U.S., and generally will be “passive category income”, and therefore any U.S. federal income tax imposed with respect to such interest and OID, if any, cannot be offset by excess foreign tax credits from non-U.S. source income not qualifying as passive income. In the case of certain types of U.S. holders, any such interest or OID may be treated as “general category income” for purposes of calculating the U.S. foreign tax credit limitations. If the U.S. holder does not elect to claim a foreign tax credit, such U.S. holder may instead claim a deduction for non-U.S. tax withheld (if any).

Determining Amount of OID

Debt securities that have OID are subject to additional tax rules. The amount of OID on a debt security is determined as follows:

•

The amount of OID on a debt security is the “stated redemption price at maturity” of the debt security minus the “issue price” of the debt security. If this amount is zero or negative, there is no OID.

•

The “stated redemption price at maturity” of a debt security is the total amount of all principal and interest payments to be made on the debt security, other than Qualified Stated Interest. In a typical case where all interest is Qualified Stated Interest, the stated redemption price at maturity is the same as the principal amount.

•	The “issue price” of a debt security is the first price at which a substantial amount of the debt securities is sold to the public.

•

Under a special rule, if the OID determined under the general formula is very small, it is disregarded and not treated as OID. This disregarded OID is called “de minimis OID”. If all the interest on a debt security is Qualified Stated Interest, this rule applies if the amount of OID is less than the following items multiplied together: (a) ..25% (that is, 1/4 of 1%), (b) the number of full years from the issue date to the maturity date of the debt security, and (c) the principal amount.

Accrual of OID into Income

If a debt security has OID, the following consequences arise:

•	U.S. holders must include the total amount of OID as ordinary income over the life of the debt security.

•

U.S. holders must include OID in income as the OID accrues on the debt securities, even if such holders are on the cash method of accounting. This means that such holders are required to report OID income, and in some cases pay tax on that income, before receiving the cash that corresponds to that income.

•

OID accrues on a debt security on a “constant yield” method. This method takes into account the compounding of interest. Under this method, the accrual of OID on a debt security, combined with the inclusion into income of any Qualified Stated Interest on the debt security, will result in the U.S. holder being taxable at approximately a constant percentage of such U.S. holder’s unrecovered investment in the debt security.

•	The accruals of OID on a debt security generally will be less in the early years and more in the later years.

•	If any of the interest paid on the debt security is not Qualified Stated Interest, that interest is taxed solely as OID. It is not separately taxed when it is paid.

•

Tax basis in the debt security is initially its cost to the U.S. holder. It increases by any OID (not including Qualified Stated Interest) reported as income. It decreases by any principal payments received on the debt security and by any interest payments received that are not Qualified Stated Interest.

Debt Securities Subject to Additional Tax Rules

Additional or different tax rules apply to several types of debt securities that we may issue.

Short-Term Debt Securities: We may issue debt securities with a maturity of one year or less. These are referred to as “short-term debt securities”.

•	No interest on these debt securities is Qualified Stated Interest. Otherwise, the amount of OID is calculated in the same manner as described above.

•	U.S. holders may make certain elections concerning the method of accrual of OID on short-term debt securities over the life of the debt securities.

•

If the U.S. holder is an accrual method taxpayer, a bank, a securities dealer, or in certain other categories, OID must be included in income as it accrues (determined on a ratable basis, unless the holder elects to use a constant yield method).

•

If the U.S. holder is a cash method taxpayer not subject to the accrual rule described above, OID will not be included in income until payments on the debt security are actually received. Alternatively, the U.S. holder can elect to include OID in income as it accrues (determined on a ratable basis, unless the holder elects to use a constant yield method).

•

Two special rules apply if the U.S. holder is a cash method taxpayer and does not include OID in income as it accrues. First, if the debt security is sold or it is paid at maturity, producing a taxable gain, then the gain is ordinary income to the extent of the accrued OID on the debt security at the time of the sale that has not yet been taken into income. Second, if the U.S. holder borrows money (or does not repay outstanding debt) to acquire or hold the debt security, then while the debt security is held, any interest on the borrowing that corresponds to accrued OID on the debt security cannot be deducted until OID is included in income.

Floating Rate Debt Securities: Floating rate debt securities are subject to special OID rules.

•

If the interest rate is determined using a single fixed formula and is based on objective financial information (which may include a fixed interest rate for the initial period) or if it reflects variations in the cost of newly borrowed funds, all the interest will be Qualified Stated Interest. The amount of OID (if any), and the method of accrual of OID, will then be calculated by converting the debt security’s initial floating rate into a fixed rate and by applying the general OID rules described above.

•

If the debt security has more than one formula for interest rates, it is possible that the combination of interest rates might create OID. We suggest that you consult your tax advisor concerning the OID accruals on such a debt security.

Foreign Currency Debt Securities: A “foreign currency debt security” is a debt security denominated in a currency other than U.S. dollars. Special tax rules apply to these debt securities:

•

If the U.S. holder is a cash method taxpayer, such holder will be taxed on the U.S. dollar value of any foreign currency received as interest. The dollar value will be determined as of the date when payments are received.

•

If the U.S. holder is an accrual method taxpayer, such holder must report interest income as it accrues. The U.S. holder can use the average foreign currency exchange rate during the relevant interest accrual period (or, if that period spans two taxable years, during the portion of the interest accrual period in the relevant taxable year). In this case, such holder will recognize foreign exchange gain or loss upon receipt of the foreign currency to reflect actual exchange rates at that time. Certain alternative elections also may be available.

•

Any OID on foreign currency debt securities as well as the amortization of any bond premium will be determined in the relevant foreign currency. OID must be accrued in the same manner that an accrual basis holder accrues interest income.

•

The initial tax basis in a foreign currency debt security is the amount of U.S. dollars paid for the debt security (or, if paid in foreign currency, the value of that foreign currency on the purchase date). Adjustments are made to reflect OID and other items as described above.

•

If foreign currency is collected upon the maturity of the debt security, or if the debt security is sold for foreign currency, gain or loss will be based on the U.S. dollar value of the foreign currency received. For a publicly traded foreign currency debt security, this value is determined for cash basis taxpayers on the settlement date for the sale of the debt security, and for accrual basis taxpayers on the trade date for the sale (although such taxpayers can also elect the settlement date). The tax basis in the foreign currency will then be equal to the value reported on the sale.

•

Any gain or loss on the sale or retirement of a debt security will be ordinary income or loss and sourced to the U.S. to the extent it arises from currency fluctuations between the purchase date and sale date. Any gain or loss on the sale of foreign currency will also be ordinary income or loss.

Other Categories of Debt Securities: Additional rules may apply to certain other categories of debt securities. The Prospectus Supplement for these debt securities may describe these rules. In addition, we suggest that you consult your tax advisor in these situations. These categories of debt securities include:

•	debt securities with contingent payments;

•	debt securities that can be put to us before their maturity;

•	debt securities that are callable by us before their maturity, other than typical calls at a premium;

•	indexed debt securities with an index tied to currencies; and

•	debt securities the maturity of which is extendable at the U.S. holder’s option or at our option.

Premium and Discount

Additional special rules apply in the following situations involving premium or discount:

•

If a debt security is bought in the initial offering for more than its stated redemption price at maturity — disregarding that part of the purchase price allocated to accrued interest — the excess amount paid will be “bond premium”. The U.S. holder can elect to use bond premium to reduce taxable interest income from the debt security. Under the election, the total premium will be allocated to interest periods, as an offset to interest income, on a “constant yield” basis over the life of the debt security — that is, with a smaller offset in the early periods and a larger offset in the later periods. This election is made on the U.S. holder’s tax return for the first taxable year to which the U.S. holder desires the election to apply. However, if the election is made, it automatically applies to all debt instruments with bond premium that the U.S. holder owns during that year or that are acquired at any time thereafter, unless the U.S. Internal Revenue Service permits such holder to revoke the election. A U.S. holder that does not elect to amortize bond premium and that holds a debt security to maturity generally will be required to treat the premium as a capital loss when the debt security matures.

•

Similarly, if a debt security has OID and it is bought in the initial offering for more than the issue price (but not more than the stated redemption price at maturity), the excess is called “acquisition premium”. The amount of OID the U.S. holder is required to include in income will be reduced by this amount over the life of the debt security.

•	If a debt security is bought in the initial offering for less than the initial offering price to the public, special rules concerning “market discount” may apply.

Appropriate adjustments to tax basis are made in these situations. We suggest that you consult your tax advisor if you are in one of these situations.

Accrual Election

The U.S. holder can elect to be taxed on the income from the debt security in a different manner than described above. Under the election:

•	No interest is Qualified Stated Interest.

•

Amounts are included in income as they economically accrue. The accrual of income is in accordance with the constant yield method, based on the compounding of interest. The accrual of income takes into account stated interest, OID (including de minimis OID), market discount and premium.

•	Tax basis is increased by all accruals of income and decreased by all payments received on the debt security.

Sale or Retirement of Debt Securities

On sale or retirement of the debt security:

•

The U.S. holder will have taxable gain or loss equal to the difference between the amount received and such holder’s tax basis in the debt security. Such gain or loss will be U.S. source. The tax basis in the debt security is such holder’s cost, subject to certain adjustments.

•

The U.S. holder’s gain or loss will generally be capital gain or loss, and will be long term capital gain or loss if the debt security was held for more than one year. For an individual, the maximum tax rate on long term capital gains is currently 20%.

•

If (a) the debt security was purchased with de minimis OID, (b) no election to accrue all OID into income was made, and (c) the principal amount of the debt security is received by the U.S. holder upon the sale or retirement, then such holder will generally have capital gain equal to the amount of the de minimis OID.

•

If the debt security is sold between interest payment dates, a portion of the amount received reflects interest that has accrued on the debt security but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

•

All or part of the gain may be ordinary income rather than capital gain in certain cases, including sales of short-term debt securities, debt securities with market discount, debt securities with contingent payments and foreign currency debt securities.

Disclosure Requirements

U.S. Treasury regulations meant to require reporting of certain tax shelter transactions (“Reportable Transactions”) could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under U.S. Treasury regulations, certain transactions may be characterized as Reportable Transactions including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of debt denominated in a foreign currency, which results in a foreign currency loss exceeding certain thresholds. Persons considering the purchase of debt denominated in a foreign currency should consult with their own tax advisers to determine the tax return disclosure obligations, if any, with respect to an investment in debt denominated in a foreign currency, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Information Reporting and Backup Withholding

Under the tax rules concerning information reporting to the IRS:

•

Assuming the debt securities are held through a broker or other securities intermediary, the intermediary must provide information to the IRS and to the U.S. holder on IRS Form 1099 concerning interest, OID and retirement proceeds on the debt securities, unless an exemption applies. As discussed above under “Premium and Discount”, if the debt securities have OID, the amount reported to such holder may have to be adjusted to reflect the amount that must be reported in such holder’s tax return.

•

Similarly, unless an exemption applies, the U.S. holder must provide the intermediary with such holder’s Taxpayer Identification Number for its use in reporting information to the IRS. If the U.S. holder is an individual, this is such holder’s social security number. The U.S. holder is also required to comply with other IRS requirements concerning information reporting.

•

If the U.S. holder is subject to these requirements but does not comply, the intermediary must withhold (at a rate of 28%) of all amounts payable on the debt securities (including principal payments). This is called “backup withholding”. If the intermediary withholds payments, the U.S. holder may credit the withheld amount against its federal income tax liability.

•

All individuals are subject to these requirements. Some holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements, but may have to establish their entitlement to an exemption.

Tax Reporting

U.S. individuals that hold certain “specified foreign financial assets” (which include stock or securities issued by a foreign corporation) are generally required to file information reports with respect to such assets with their U.S.

federal income tax returns. U.S. holders are urged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

Medicare Tax on Certain Investment Income

Certain non-corporate U.S. holders whose income exceeds certain thresholds may also be subject to a 3.8 percent tax on their “net investment income” up to the amount of such excess. Ordinary dividends and interest received by a U.S. holder of offered securities (without reduction for withholding taxes, if any), and gain or loss recognized on the sale or other disposition by a U.S. holder of offered securities, will be includable in a U.S. holder’s net investment income for purposes of this tax. Non-corporate U.S. holders should consult their own tax advisors regarding the possible effect of such tax on their ownership of offered securities.

U.K. Taxation

The following is a summary of the material U.K. tax consequences for a U.S. holder of the ownership and disposal of securities we may offer pursuant to this prospectus. This summary is the opinion of our U.K. tax counsel, Slaughter and May, as to the matters of law set out in this section headed “U.K. Taxation”. It is based on current U.K. law and on what is understood to be the current practice of Her Majesty’s Revenue and Customs (“HMRC”) in the U.K., either of which is subject to change, possibly with retroactive effect. Any change in applicable laws or the current practice of HMRC, or any inaccuracy in the documents upon which Slaughter and May have relied, may affect the continuing validity of their opinion. Slaughter and May assume no responsibility to inform you of any such change or inaccuracy that may occur or come to their attention. The opinion of Slaughter and May is being provided to Royal Dutch Shell solely for its benefit in connection with the registration statement on Form F-3 of which this prospectus is a part and may not be transmitted to anyone else, reproduced, quoted, summarized or relied upon by anyone else or for any other purpose, or quoted or referred to in any public document or filed with anyone without the express written consent of Slaughter and May. This summary applies only to U.S. holders who hold their securities as an investment and are the absolute beneficial owners of them, who are not resident for tax purposes in the U.K. or carrying on a trade (or profession or vocation) in the U.K. and who are not (and have not in the previous seven years been) employees of Royal Dutch Shell or of any person connected with Royal Dutch Shell. It assumes that holders of Royal Dutch Shell ADSs will in practice be treated for the purposes of U.K. tax as the beneficial owners of the Royal Dutch Shell ordinary shares represented by such Royal Dutch Shell ADSs.

The paragraphs below do not attempt to describe all possible U.K. tax considerations that may be relevant to a U.S. holder. Any U.S. holders who are in any doubt about any aspect of their particular tax position should consult appropriate independent tax advisers.

For the purposes of this section a person is a U.S. holder at any time if, at that time, he/she is regarded as a resident of the U.S. for U.S. tax purposes.

U.K. Taxation of Ordinary Shares and ADSs

U.K. Tax on Income and Chargeable Gains

U.S. holders who satisfy the criteria set out in the first paragraph above under the heading “U.K. Taxation” will not be subject to U.K. tax on income or chargeable gains in respect of the ownership and disposal of Royal Dutch Shell ordinary shares or Royal Dutch Shell ADSs or the receipt of any dividends that are paid on them.

There is, however, an exception to this rule in the case of a U.S. holder who is an individual, who has ceased to be resident for tax purposes in the U.K. or is regarded as non-resident for the purposes of a relevant double taxation treaty (“Treaty Non Resident”) but then resumes residence in the U.K. or, as the case may be, ceases to be regarded as Treaty Non Resident, before five complete tax years have passed (or, for departures before April 6, 2013, ceases to be resident or ordinarily resident for U.K. tax purposes or becomes Treaty Non Resident for a period of less than five tax years). Such a holder may be liable to U.K. capital gains tax (subject to any available exemption or relief) on a disposal of Royal Dutch Shell ordinary shares or Royal Dutch Shell ADSs made whilst not resident for tax purposes in the U.K. or whilst Treaty Non Resident.

U.K. Inheritance Tax

A U.S. holder who is an individual domiciled in the U.S. for the purposes of the U.K./U.S. Estate and Gift Tax Treaty and who is not a national of the U.K. for the purposes of the U.K./U.S. Estate and Gift Tax Treaty will not be subject to U.K. inheritance tax in respect of Royal Dutch Shell ordinary shares or Royal Dutch Shell ADSs on the individual’s death or on a gift of such Royal Dutch Shell ordinary shares or the Royal Dutch Shell ADSs made during the individual’s lifetime unless, inter alia, they are part of the business property of the individual’s permanent establishment situated in the U.K. or pertain to the individual’s U.K. fixed base used for the performance of independent personal services. In the exceptional case where Royal Dutch Shell ordinary shares or Royal Dutch Shell ADSs are subject to both U.K. inheritance tax and U.S. federal estate or gift tax, the U.K./U.S. Estate and Gift Tax Treaty generally provides for tax paid in the U.K. to be credited against tax payable in the U.S., based on priority rules set out in that treaty.

U.K. Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)

A conveyance or transfer on sale of Royal Dutch Shell ordinary shares other than to a depositary or clearance service or the nominee or agent of a depositary or clearance service will usually be subject to ad valorem stamp duty, although not where the amount or value of the consideration of the transfer is £1,000 or under and the transfer instrument is certified at £1,000 (a “Low Value Transaction”), and generally at the rate of 0.5% of the amount or value of the consideration for the transfer (rounded up to the nearest £5). An unconditional agreement for such transfer, or a conditional agreement which subsequently becomes unconditional, will be liable to SDRT, unless the transfer is a Low Value Transaction, generally at the rate of 0.5% of the consideration for the transfer; but such liability will be cancelled if the agreement is completed by a duly stamped instrument of transfer within six years of the date of the agreement or, if the agreement was conditional, the date the agreement became unconditional. Where the stamp duty is paid, any SDRT previously paid will be repaid on the making of an appropriate claim. Stamp duty and SDRT are normally paid by the purchaser.

Subject to certain exemptions, UK legislation does currently provide for a charge to SDRT (or in the case of transfer, stamp duty) on the issue or transfer of Royal Dutch Shell ordinary shares to particular persons providing a clearance service, their nominees or agents, or to an issuer of depositary receipts, or to its nominee or agent. The rate of stamp duty or SDRT, as the case may be, is generally 1.5% of either (i) in the case of an issue of Royal Dutch Shell ordinary shares, the issue price of the Royal Dutch Shell ordinary shares concerned; or (ii) in the case of a transfer of Royal Dutch Shell ordinary shares, the amount or value of the consideration for the transfer or, in some circumstances, the value of the Royal Dutch Shell ordinary shares concerned, in the case of stamp duty rounded up if necessary to the nearest multiple of £5.

However, following litigation, HMRC has confirmed that it will no longer seek to apply 1.5% SDRT on an issue of shares into a clearance service or depository receipt arrangement on the basis that the charge is not compatible with E.U. law. As part of the Autumn Budget, the U.K. government announced on November 22, 2017 that it will not reintroduce the 1.5% SDRT charge on the issue of shares (and transfers integral to capital raising) into overseas clearance services and depositary receipt systems following the U.K.’s exit from the E.U. HMRC’s view is that the 1.5% SDRT or stamp duty charge will continue to apply to transfers of shares into a clearance service or depository receipt arrangement unless they are an integral part of an issue of share capital. This view is currently being challenged in further litigation. Accordingly, specific professional advice should be sought before effecting such a transaction.

No stamp duty need be paid on the acquisition or transfer of Royal Dutch Shell ADSs, provided that any instrument of transfer or contract of sale is executed, and remains at all times, outside the U.K. Based on our understanding of HMRC’s application of the exemption from SDRT for depositary receipts, an agreement for the transfer of Royal Dutch Shell ADSs will not, in practice, give rise to a liability to SDRT.

No stamp duty need be paid on the acquisition or transfer of interests in Royal Dutch Shell ordinary shares held within a clearance service, provided that any instrument of transfer or contract of sale is executed, and remains at all times, outside the U.K. An agreement for the transfer of interests in Royal Dutch Shell ordinary shares held within a clearance service will not give rise to a liability to SDRT provided that, at the time the agreement is made, the clearance service satisfies various conditions laid down in the relevant U.K. legislation.

U.K. Taxation of Warrants

A prospectus supplement will describe, if applicable, the U.K. tax consequences of your ownership of warrants of Royal Dutch Shell and any equity or debt securities issued together with the warrants.

U.K. Taxation of Debt Securities

Payments and Disposal (including Redemption)

U.S. holders who satisfy the criteria set out in the first paragraph above under the heading “U.K. Taxation” will not be directly assessed to U.K. tax on income or chargeable gains in respect of interest on, or the disposal (including redemption) of, debt securities issued by Royal Dutch Shell or Shell Finance.

Payments of principal and interest on debt securities issued by Shell Finance, and payments of principal on debt securities issued by Royal Dutch Shell, will not be subject to withholding or deduction for or on account of U.K. tax.

Provided that interest payments on debt securities issued by Royal Dutch Shell do not have a U.K. source, such payments will also not be subject to withholding or deduction for or on account of U.K. tax.

Even if such payments have a U.K. source, they will not be subject to withholding or deduction for or on account of U.K. tax if:

•

such debt securities carry a right to interest and are listed on a recognized stock exchange as defined in Section 1005 of the Income Tax Act 2007. Securities which are included on the Official List of the U.K., along with securities which are officially listed in a country outside the U.K. in which there is a recognized stock exchange, in accordance with provisions corresponding to those generally applicable in European Economic Area states, will satisfy this requirement if they are admitted to trading on a recognized stock exchange. The London Stock Exchange and the New York Stock Exchange, inter alia, are recognized stock exchanges for these purposes; or

•

the maturity of the relevant debt security is less than one year from the date of issue and the debt security is not issued under arrangements the effect of which is to render such debt security part of a borrowing with a total term of one year or more.

In all other cases, if payments of interest on debt securities issued by Royal Dutch Shell have a U.K. source, such payments would in principle be made to U.S. holders after deduction of tax at the basic rate, which is currently 20%. However, no such deduction need be made if an appropriate claim relating to that payment has been validly made and accepted by HMRC under the U.K./U.S. Tax Treaty in respect of income and capital gains and Royal Dutch Shell has received from HMRC a direction under that treaty allowing the payment to be made without the deduction of U.K. tax.

Guarantee Payments

Neither U.S. holders who satisfy the criteria set out in the first paragraph above headed “U.K. Taxation” nor Shell Finance will be directly assessed U.K. tax on income or chargeable gains in respect of any payments made by Royal Dutch Shell under the guarantee.

Depending on the legal analysis of any payment made by Royal Dutch Shell under the guarantee to the persons mentioned above it is possible that such payment could be subject to withholding or deduction for or on account of U.K. tax if it is regarded as having a U.K. source. However, no such withholding need be made nor tax deducted if an appropriate claim relating to that payment has been validly made and accepted by HMRC under the U.K./U.S. Tax Treaty in respect of income and capital gains and Royal Dutch Shell has received from HMRC a direction under that treaty allowing the payment to be made without the deduction of U.K. tax.

U.K. Inheritance Tax

A U.S. holder who is an individual domiciled in the U.S. for the purposes of the U.K./U.S. Estate and Gift Tax Treaty and who is not a national of the U.K. for the purposes of the U.K./U.S. Estate and Gift Tax Treaty will not be subject to U.K. inheritance tax in respect of debt securities issued by Royal Dutch Shell or Shell Finance on the individual’s death or on a gift of such debt securities made during the individual’s lifetime unless, inter alia, they are part of the business property of the individual’s permanent establishment situated in the U.K. or pertain to the individual’s U.K. fixed base used for the performance of independent personal services. In the exceptional case where debt securities are subject to both U.K. inheritance tax and U.S. federal estate or gift tax, the U.K./U.S. Estate and Gift Tax Treaty generally provides for tax paid in the U.K. to be credited against tax payable in the U.S., based on priority rules set out in that treaty.

U.K. Stamp Duty and SDRT

No U.K. stamp duty or SDRT will generally be payable by a holder of debt securities on the creation, issue or redemption of debt securities by Royal Dutch Shell or Shell Finance.

No liability for U.K. stamp duty or SDRT will arise on a transfer of, or an agreement to transfer, debt securities issued by Royal Dutch Shell or Shell Finance unless such securities carry a right (exercisable then or later) at the time that the instrument of transfer is executed of conversion into shares or other securities or to the acquisition of shares or other securities, or at that or any earlier time such securities carry or have carried:

•

a right to interest the amount of which falls, or has fallen to be, determined to any extent by reference to the results of, or of any part of, a business or to the value of any property (other than where (i) the right reduces in the event of the results of, or of any part of, a business improving, or the value of any property increasing; or (ii) the right increases in the event of the results of, or of any part of, a business deteriorating, or the value of any property diminishing);

•	a right to interest the amount of which exceeds a reasonable commercial return on their nominal amount; or

•

a right on repayment to an amount which exceeds their nominal amount and is not reasonably comparable with what is generally repayable (in respect of debt securities with a similar nominal amount) under the terms of issue of debt securities listed on the Official List of the London Stock Exchange.

Dutch Taxation

This section is based on Dutch tax law as applied and interpreted by Dutch tax courts and as published and in effect on the date of this prospectus, including, for the avoidance of doubt, the tax rates applicable on that date, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

The following describes the material Dutch tax consequences for a U.S. holder of securities which may be offered under this prospectus who is neither resident nor deemed to be resident in the Netherlands for Dutch tax purposes. This summary is the opinion of our Dutch tax counsel, De Brauw, and is limited as described in this section. This description is not intended to be applicable in all respects and to all categories of U.S. holders.

For the purpose of this section, any reference to Dutch Taxes, Dutch Tax or Dutch tax law shall mean taxes of whatever nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities. The Netherlands means the part of the Kingdom of the Netherlands located in Europe.

This section is intended as general information only and it does not describe all possible Dutch tax considerations or consequences that may be relevant to a U.S. holder. For Dutch tax purposes, a holder of securities may include an individual who or an entity that does not have the legal title of the securities, but to whom nevertheless the securities are attributed based either on such individual or entity holding a beneficial interest in the securities or based on specific statutory provisions, including statutory provisions pursuant to which the securities are attributed to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the securities.

Any holder of securities is advised to consult with his/her tax advisors with regard to the tax consequences of ownership and disposal of securities in his/her particular circumstances.

This section does not describe the possible Dutch tax considerations or consequences that may be relevant to a U.S. holder of securities who receives or has received any benefits from these securities as employment income, deemed employment income or otherwise as compensation. Neither does this section describe the possible Dutch tax considerations or consequences that may be relevant to a U.S. holder of securities who has a fictitious substantial interest or substantial interest in Royal Dutch Shell, that is an entity which under the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) (the “CITA”), is not subject to Dutch corporate income tax or is in full or in part exempt from Dutch corporate income tax (such as a qualifying pension fund), that is an investment institution (beleggingsinstelling) as described in Section 6a or 28 CITA or that is entitled to the participation exemption (deelnemingsvrijstelling) with respect to the Shares (as defined in Section 13 CITA).

Generally, a holder has a substantial interest (aanmerkelijk belang) in Royal Dutch Shell if such holder, alone or together with his/her partner, directly or indirectly:

(i)

owns, or holds certain rights on, shares representing, directly or indirectly, 5% or more of the total issued and outstanding capital of Royal Dutch Shell or of the issued and outstanding capital of any class of shares of Royal Dutch Shell;

(ii)

holds rights to acquire shares, whether or not already issued, representing, directly or indirectly, 5% or more of the total issued and outstanding capital of Royal Dutch Shell, or of the issued and outstanding capital of any class of shares of Royal Dutch Shell; or

(iii)

owns, or holds certain rights on, profit participating certificates that relate to 5% or more of the annual profit of Royal Dutch Shell or to 5% or more of the liquidation proceeds of Royal Dutch Shell.

A holder who is an individual and has the ownership of shares of the Company will also have a substantial interest if his/her partner or one of certain relatives of the holder or of his/her partner has a (fictitious) substantial interest.

Generally, a holder has a fictitious substantial interest (fictief aanmerkelijk belang) if, without having an actual substantial interest in Royal Dutch Shell:

(i)	an enterprise has been contributed in exchange for shares of Royal Dutch Shell on an elective non- recognition basis;

(ii)

the shares have been obtained on a non-recognition basis under matrimonial law or, by election, under gift law or inheritance law, while the disposing holder had a substantial interest in Royal Dutch Shell;

(iii)

the shares have been acquired pursuant to a share merger, legal merger or legal demerger, on an elective non-recognition basis, while the holder prior to this transaction had a substantial interest in an entity that was party thereto; or

(iv)

the shares were formerly part of a substantial interest and, at the time the shares ceased to form part of the substantial interest the Shareholder elected not to recognize any gains with respect to the shares that the Shareholder continued to hold.

Except as otherwise indicated, this section only addresses Dutch tax legislation and regulations, as in effect on the date hereof and as interpreted in published case law on the date hereof and is subject to change after such date, including changes that could have retroactive effect. A change in legislation or regulations may thus invalidate all or part of this section.

Unless otherwise specifically stated herein, this section does not express any opinion on Dutch international tax law or on the rules promulgated under or by any treaty or treaty organization and does not express any opinion on any Dutch legal matter other than Dutch tax law.

Dutch Taxation of Ordinary Shares and ADSs

Withholding tax on dividend payments

Dividends distributed by us, Royal Dutch Shell, to a U.S. holder of an ordinary share or ADS are generally subject to withholding tax imposed by the Netherlands at a rate of 15%. Generally, we are responsible for the withholding of such dividend withholding tax at source; the dividend withholding tax is for the account of the U.S. holder. Dividends paid through the Dividend Access Mechanism to holders of Class B ordinary shares will not be subject to any Dutch withholding tax. Dividends distributed by us include, but are not limited to:

a)

distributions of profits in cash or in kind, whatever they may be named or in whatever form, including, for the avoidance of doubt, (i) distributions of profits on new Class A ordinary shares or, as the case may be, on new Class A ADSs received under the Program, and (ii) any distribution of cash received under the Program;

b)

proceeds from our liquidation or, as a rule, proceeds from the repurchase or cancellation of shares by us, other than as a temporary portfolio investment (tijdelijke belegging), in excess of the average paid-in capital determined separately for Class A ordinary shares and Class B ordinary shares, recognized for Dutch dividend withholding tax purposes;

c)

the par value of Royal Dutch Shell’s ordinary shares or ADSs issued to a holder of such ordinary shares or ADSs or an increase in the par value of Royal Dutch Shell’s ordinary shares or ADSs, to the extent that no related contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made (however, under this rule, new Class A ordinary Shares or, as the case may be, new Class A ADSs received under the Program are not subject to Dutch withholding tax); and

d)	partial repayment of paid-in capital, that is:

(i)	not recognized for Dutch dividend withholding tax purposes; or

(ii)

recognized for Dutch dividend withholding tax purposes, to the extent that we have net profits (zuivere winst), unless (I) the general meeting of our shareholders has resolved in advance to make such repayment; and (II) the par value of the shares concerned has been reduced with an equal amount by way of an amendment to the Articles. The term “net profits” includes anticipated profits that have yet to be realized.

As stated above under (b), Dutch tax law treats share buy-backs for cancellation as being subject to withholding tax; however, an exemption applies by virtue of their being carried out within certain annual quantitative limits.

Buy-backs of Class A ordinary shares (including Class A ADSs) within these limits will not be subject to Dutch withholding tax.

In any event, any withholding tax arising on a share buy-back would be borne by us and not the selling U.S. holder. A U.S. holder who is entitled to the benefits of the 1992 Double Taxation Convention between the U.S. and the Netherlands, as amended most recently by the Protocol signed March 8, 2004 (the “Convention”), will be entitled to a reduction in the Dutch withholding tax, either by way of a full or partial exemption at source or by way of a full or partial refund, as follows:

•

if the U.S. holder is an exempt pension trust as described in article 35 of the Convention, or an exempt organization as described in article 36 of the Convention, the U.S. holder will be exempt from Dutch dividend withholding tax; and

•

if the U.S. holder is a company which holds directly at least 10% (but less than 80%) of the voting power in us, the U.S. holder will be subject to Dutch dividend withholding tax at a rate not exceeding 5%.

According to Dutch domestic anti-dividend stripping rules, no credit against Dutch (corporate) income tax, exemption from, reduction in or refund of, Dutch dividend withholding tax will be granted if the recipient of the dividend paid by us is not considered to be the beneficial owner (uiteindelijk gerechtigde) of such dividends as meant in these rules.

Dutch Taxes on Income and Capital Gains

A U.S. holder will not be subject to Dutch taxes on income or on capital gains in respect of the ownership and disposal of Royal Dutch Shell’s ordinary shares or ADSs, other than Dutch dividend withholding tax as described above, in each case, except if:

(i)

the holder derives profits from an enterprise (and if the holder is an individual, the profits are derived from an enterprise whether as entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of such enterprise other than as an entrepreneur or a shareholder), which enterprise is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands, to which the ordinary shares or ADSs are attributable;

(ii)

the holder is an individual and derives benefits from miscellaneous activities (resultaat uit overige werkzaamheden) carried out in the Netherlands in respect of the ordinary shares or ADSs, including, without limitation, activities which are beyond the scope of active portfolio investment activities;

(iii)

the holder is not an individual and is entitled to a share in the profits of an enterprise or a co- entitlement to the net worth of an enterprise which is effectively managed in the Netherlands, other than by way of the holding of securities and to which enterprise the ordinary shares or ADSs are attributable; or

(iv)

the holder is an individual and is entitled to a share in the profits of an enterprise that is effectively managed in the Netherlands, other than by way of securities, and to which enterprise the ordinary shares or ADSs are attributable.

Dutch Gift and Inheritance Tax

No Dutch gift or inheritance tax is due in respect of any gift of Royal Dutch Shell’s ordinary shares or ADSs by, or inheritance of such ordinary shares or ADSs on the death of, a U.S. holder of such ordinary shares or ADSs, except if:

(i)	at the time of the gift or death of the holder, the holder is resident, or is deemed to be resident, in the Netherlands;

(ii)

the holder passes away within 180 days after the date of the gift of the ordinary shares or ADSs and is not, or not deemed to be, at the time of the gift, but is, or deemed to be, at the time of his death, resident in the Netherlands; or

(iii)	the gift of the ordinary shares or ADSs is made under a condition precedent and the holder is resident, or is deemed to be resident, in the Netherlands at the time the condition is fulfilled.

Dutch Taxation of Warrants

A prospectus supplement will describe, if applicable, the Dutch income tax consequences of your ownership of warrants and any equity or Debt Securities issued together with the warrants.

Dutch Taxation of Debt Securities

Dutch Withholding Tax

All payments made under debt securities issued by Royal Dutch Shell or Shell Finance (the “Issuer”) will not be subject to any withholding tax, except if the debt securities function as equity for the Issuer, in which case any payment under the debt securities, other than a repayment of principal, will generally be subject to 15% Dutch dividend withholding tax. As determined by case law, debt securities function as equity if:

(i)	the debt securities are subordinated to all unsecured creditors of the Issuer;

(ii)	the debt securities do not have a final maturity or have a term of more than 50 years; and

(iii)	any amount whatsoever to be paid under the debt securities is either wholly or mainly dependent on the amount of profits realized or distributed by the Issuer.

Dutch Individual and Corporate Income Tax

A U.S holder of debt securities (“Debt Holder”) will not be subject to any Dutch taxes on any payment made to the Debt Holder under the debt securities or on any capital gain made by the Debt Holder from the disposal, or deemed disposal, or redemption of, the debt securities, other than Dutch dividend withholding tax as described above, except if:

(i)

the Debt Holder derives profits from an enterprise (and if the holder is an individual, the profits are derived from an enterprise whether as entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of the enterprise other than as an entrepreneur or a shareholder), which enterprise is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands, to which the debt securities are attributable; or

(ii)

the Debt Holder is an individual and derives benefits from miscellaneous activities (overige werkzaamheden) carried out in the Netherlands in respect of the debt securities, including without limitation activities which are beyond the scope of active portfolio investment activities;

(iii)

the Debt Holder is not an individual and is entitled to a share in the profits of an enterprise or a co- entitlement to the net worth of enterprise, other than by way of securities, that is effectively managed in the Netherlands and to which enterprise the debt securities are attributable; or

(iv)

if the Debt Holder is an individual and is entitled to a share in the profits of an enterprise, other than by way of securities that is effectively managed in the Netherlands, and to which enterprise the debt securities are attributable.

Dutch Gift and Inheritance Taxes

No Dutch gift tax or inheritance tax is due in respect of any gift of debt securities by, or inheritance of debt securities on the death of, a Debt Holder, except if:

(i)	at the time of the gift or death of the Debt Holder, the Debt Holder is resident, or is deemed to be resident, in the Netherlands;

(ii)

the Debt Holder passes away within 180 days after the date of the gift of the debt securities and is not, or not deemed to be, at the time of the gift, but is, or is deemed to be, at the time of his death, resident in the Netherlands; or

(iii)	the gift of the debt securities is made under a condition precedent and the Debt Holder is resident, or is deemed to be resident, in the Netherlands at the time the condition is fulfilled.

Other Taxes and Duties

No other Dutch taxes, including turnover tax and taxes of a documentary nature, such as capital tax, stamp or registration tax or duty, are payable in the Netherlands by or on behalf of a holder of debt securities and a holder of ordinary shares or ADSs by reason only of the issue, purchase and disposal of the debt securities, ordinary shares and ADSs.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in and outside the U.S. through underwriters or dealers, directly to purchasers or through agents, through a combination of any of the foregoing or by any other method permitted pursuant to applicable law.

The prospectus supplement relating to any offering will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, they will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of any such contracts.

Hedging and Derivative Transactions

We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into options or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the loaned securities or upon a default may sell or otherwise transfer the pledged securities offered hereby.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

Listing

Other than Royal Dutch Shell’s Class A ordinary shares and Class B ordinary shares, which are admitted to the Official List of the U.K. Listing Authority and to trading on the main market for listed securities of the London Stock Exchange under the symbols “RDSA” and “RDSB”, respectively, and listed on NYSE Euronext in Amsterdam (“Euronext Amsterdam”) under the symbols “RDSA” and “RDSB”, respectively, and are admitted for trading in the form of ADSs on the New York Stock Exchange under the symbols “RDS.A” and “RDS.B”, respectively, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

EXCHANGE CONTROLS

There is no legislative or other legal provision relating to exchange controls currently in force in England or the Netherlands or arising under the Articles or Shell Finance’s articles of association restricting remittances to non- resident holders of our securities or affecting the import or export of capital for use by us.

LIMITATIONS ON RIGHTS TO OWN SECURITIES

There are no limitations imposed by English law or the Articles on the right to own our debt securities, warrants or ordinary shares, including the rights of non-residents or foreign persons to hold or vote our ordinary shares (other than would generally apply to our shareholders) or to hold its debt securities or warrants. There are no limitations imposed by Dutch law or Shell Finance’s articles of association on the rights to own its debt securities, including the rights of non-resident or foreign persons to hold the debt securities.

LEGAL MATTERS

Cravath, Swaine & Moore LLP, U.S. counsel for us and Shell Finance, and Morrison & Foerster LLP, U.S. counsel for any underwriters, will pass upon the validity of the debt securities, debt warrants and guarantees as to certain matters of New York law. Slaughter and May, our English solicitors, will pass upon the validity of the debt securities of Royal Dutch Shell, the guarantees, warrants and ordinary shares as to certain matters of English law. De Brauw, our Dutch counsel, will pass upon the validity of the debt securities of Shell International Finance as to certain matters of Dutch law.

EXPERTS

The consolidated financial statements of Royal Dutch Shell as of December 31, 2016 and for the year then ended, the adjustments to the 2015 and 2014 consolidated financial statements to retrospectively reflect the change in composition of reportable segments, as described in Note 5 to the 2016 consolidated financial statements, appearing in Royal Dutch Shell’s Annual Report (Form 20-F) for the year ended December 31, 2016, and the effectiveness of Royal Dutch Shell’s internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Royal Dutch Shell management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 (which is included in management’s report on internal control over financial reporting) are incorporated in this prospectus by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Royal Dutch Shell as of December 31, 2015 and for each of the two years in the period ended December 31, 2015 before the effects of the adjustments to retrospectively apply the change in the composition of reportable segments described in Note 5 to the consolidated financial statements (not separately included or incorporated by reference in the Prospectus) have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. Such consolidated financial statements, incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2016, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP (solely with respect to those financial statements before the effects of the adjustments to retrospectively apply the change in the composition of reportable segments described in Note 5 to the consolidated financial statements) given on the authority of said firm as experts in auditing and accounting.

$3,750,000,000

Shell International Finance B.V.

$1,500,000,000 2.375% Guaranteed Notes due 2025

$1,000,000,000 2.750% Guaranteed Notes due 2030

$1,250,000,000 3.250% Guaranteed Notes due 2050

Guaranteed as to the Payment of Principal and Interest by

Royal Dutch Shell plc

PROSPECTUS SUPPLEMENT

Barclays

BofA Securities

Morgan Stanley

Wells Fargo Securities

HSBC

Santander

April 1, 2020